PURCHASE AGREEMENT





                                  BY AND AMONG



                           FERRELLGAS PARTNERS, L.P.,

                                FERRELLGAS, L.P.

                                       AND

                       WILLIAMS NATURAL GAS LIQUIDS, INC.






                                November 7, 1999








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                                TABLE OF CONTENTS

                                    ARTICLE I

                           TRANSFER OF MEMBER INTEREST


SECTION1.1...Interest of the Company to be Sold                                1
SECTION1.2...Purchase Price                                                    2
SECTION1.3...Closing                                                           2
SECTION1.4...Post Closing Purchase Price Adjustment                            2
SECTION1.5...Transition Services Agreement                                     3
SECTION1.6...Closing Obligations                                               3
SECTION1.7...Deliveries                                                        4
SECTION1.8...Contribution to Subsidiary OLP                                    5

                                   ARTICLE II

                    REPRESENTATIONS AND WARRANTIES OF SELLER

SECTION2.1...Organization and Existence                                        6
SECTION2.2...Authority; Binding Effect                                         6
SECTION2.3...Financial Statements                                              6
SECTION2.4...Ownership                                                         7
SECTION2.5...No Conflict                                                       7
SECTION2.6...No Default                                                        7
SECTION2.7...Copies Complete                                                   8
SECTION2.8...Litigation                                                        8
SECTION2.9...Compliance with Applicable Law                                    8
SECTION2.10..Certain Contracts and Arrangements                                8
SECTION2.11..Employee Benefit Plans; ERISA                                     9
SECTION2.12..Taxes                                                            10
SECTION2.13..Labor and Employment Matters                                     12
SECTION2.14..Owned Real Property                                              12
SECTION2.15..Leases                                                           13
SECTION2.16..Intellectual Property                                            13
SECTION2.17..Title to Tangible Assets                                         13
SECTION2.18..No Undisclosed Liabilities                                       14
SECTION2.19..Transactions with Affiliates                                     14
SECTION2.20..Brokers or Finders                                               14
SECTION2.21..No Implied Representation                                        14
SECTION2.22..Year 2000 Compliance                                             14

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                                   ARTICLE III

                   REPRESENTATIONS AND WARRANTIES OF PURCHASER

SECTION3.1..Organization and Existence                                        15
SECTION3.2..Authority; Binding Effect                                         15
SECTION3.3..No Conflict                                                       15
SECTION3.4..No Default                                                        16
SECTION3.5..Litigation                                                        16
SECTION3.6..Public Documents                                                  16
SECTION3.7..No Implied Representation                                         17
SECTION3.8..Interpretation of Representations and Warranties and Schedule     17
SECTION3.9..Brokers or Finders                                                17
SECTION3.10.Fair Market Value of Senior Units                                 17
SECTION3.11.Conversion of the Company                                         17

                                   ARTICLE IV

                  ADDITIONAL AGREEMENTS, COVENANTS, RIGHTS AND
                                   OBLIGATIONS

SECTION4.1..Access to Information                                             18
SECTION4.2..Conduct of Business                                               18
            (c)  Restrictions on Purchaser                                    20
SECTION4.3..Certain Filings                                                   22
SECTION4.4..Other Consents                                                    23
SECTION4.5..Audited Financial Statements; Debt                                23
SECTION4.6..Reasonable Efforts                                                24
SECTION4.7..Covenant to Satisfy Conditions                                    24
SECTION4.8..Transfer                                                          24
SECTION4.9..No Public Announcement                                            25
SECTION4.10.No Solicitation                                                   25
SECTION4.11.Allocation                                                        25
SECTION4.12.Conversion                                                        25

                                    ARTICLE V

                                   CONDITIONS

SECTION5.1. Conditions to the Obligations of Purchaser                        26
SECTION5.2..Conditions to the Obligations of Seller                           27

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                                    ARTICLE VI

                        EMPLOYEES AND EMPLOYEE BENEFITS

SECTION6.1..Employees                                                         28
SECTION6.2..Severance Obligations                                             29
SECTION6.3..Retention Bonus Program                                           29
SECTION6.4..Employee Benefit Plans                                            29

                                   ARTICLE VII

                  SURVIVAL OF REPRESENTATIONS; INDEMNIFICATIONS

SECTION7.1..Survival of Representations                                       30
SECTION7.2..Seller's Agreement to Indemnify                                   30
SECTION7.3..Purchaser's Agreement to Indemnify                                32
SECTION7.4..Third Party Indemnification                                       33
SECTION7.5..Environmental Indemnity                                           34
SECTION7.6..Procedures for Remedial Actions on Owned Real Property or
         Leased Real Property                                                 36
SECTION7.7..Exclusive Remedy for Environmental Matters                        37

                                  ARTICLE VIII

                                   TERMINATION

SECTION8.1..Events of Termination                                             37
SECTION8.2..Effect of Termination                                             38

                                   ARTICLE IX

                                  MISCELLANEOUS

SECTION9.1..Notices                                                           39
SECTION9.2..Governing Law                                                     40
SECTION9.3..Entire Agreement; Amendments and Waivers                          40
SECTION9.4..Binding Effect and Assignment                                     41
SECTION9.5..Severability                                                      41
SECTION9.6..Parties in Interest                                               41
SECTION9.7..Headings; Survival of Covenants                                   42
SECTION9.8..Execution                                                         42

                                    EXHIBITS

A             Form of Senior Unit
B.            Form of Transition Services Agreement
C.            Joint Communications Plan

                                    SCHEDULES


1.4           Working Capital
1.7(a)(vi)    Term Sheet for Sale-Leaseback
1.7(a)(viii)  Term Sheet for Loan Transaction
2.1           Foreign Qualifications; Investments
2.3           Financial Statements
2.8           Litigation
2.9           Compliance with Applicable Laws
2.10          Contracts and Arrangements
2.11          Employee Benefit Plans; ERISA
2.12          Taxes
2.13          Labor Matters
2.14          Owned Real Property
2.15          Leases
2.16          Intellectual Property
2.17          Title to Tangible Assets
2.18          No Undisclosed Liabilities
2.19          Transactions with Affiliates
2.22          Year 2000 Compliance
4.2(b)        Seller Restrictions
6.1           Safety and Human Resources Employees
6.2           Employment and Severance Agreements
6.3           Retention Bonus Program
7.5           Environmental Indemnification

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                                  DEFINED TERMS

Acquired Properties...........................................................10
Additional Limited Partner.....................................................3
Agreement......................................................................1
Business.......................................................................1
Cases..........................................................................8
Claim.........................................................................33
Cleanup.......................................................................34
Closing........................................................................2
Closing Date...................................................................2
Code...........................................................................9
Common Units..................................................................21
Company........................................................................1
Company Financial Statements...................................................6
Confidentiality Agreement.....................................................18
Control Group Member...........................................................9
Converted Common Unit Value...................................................21
Employees.....................................................................29
Environmental Claims..........................................................35
Environmental Laws............................................................35
Environmental Permits.........................................................24
Equity Consideration...........................................................2
ERISA..........................................................................9
Exchange Act..................................................................16
Face Value....................................................................17
Final Statement................................................................2
General Partner................................................................3
Hazardous Substances..........................................................35
HSR Act........................................................................7
HSR Material Adverse Effect...................................................23
Indemnity Period..............................................................30
Independent Accounting Firm....................................................3
Initial Equity Holder..........................................................2
Intellectual Property.........................................................13
Leases........................................................................13
Material Adverse Effect.......................................................27
Member Interest................................................................1
Net Common Unit Proceeds......................................................21
Net Senior Unit Proceeds......................................................22
New York Court................................................................40
Notice........................................................................39
Other Permits.................................................................24

Owned Real Property...........................................................12
Partnerships..................................................................11
Permitted Encumbrances........................................................12
Plans..........................................................................9
Public Documents..............................................................16
Purchase Price.................................................................1
Purchaser......................................................................1
Purchaser Damages.............................................................30
Purchaser Indemnitees.........................................................30
Purchaser MLP Partnership Agreement............................................3
Remediation Standard..........................................................35
Resolution Period..............................................................3
Returns.......................................................................10
SEC...........................................................................16
Securities Act................................................................16
Seller.........................................................................1
Seller Damages................................................................32
Seller Indemnitees............................................................32
Seller's knowledge.............................................................9
Senior Units...................................................................2
Subsidiary OLP.................................................................1
Tax...........................................................................12
Taxes.........................................................................12
Working Capital................................................................3
Year 2000 Compliant...........................................................14

                               PURCHASE AGREEMENT

         This Purchase Agreement ("Agreement") is made and entered into as of the 7th day of November 1999 by and among Ferrellgas Partners, L.P.
("Purchaser"), Ferrellgas, L.P. ("Subsidiary OLP") and Williams Natural Gas Liquids, Inc., a Delaware corporation ("Seller").

                              W I T N E S S E T H:

         WHEREAS, Thermogas Company, a Delaware corporation (the "Company"), is engaged in the retail marketing of propane (the "Business");

         WHEREAS, Seller is the record and beneficial owner of the common shares of the Company and, on or prior to the closing contemplated hereunder, the Company will convert to a Delaware limited liability company; as of the date of this Agreement the common shares of the Company held by Seller, and as of the Closing, the member interest in the Company (the "Member Interest") will represent all of the issued and outstanding equity interests of the Company; and

         WHEREAS, Seller desires to sell, convey, assign, transfer and deliver to Purchaser, and Purchaser desires to purchase and accept from Seller, such Member Interest, upon the terms and subject to the conditions of this Agreement;

         NOW, THEREFORE, in consideration of the premises and the respective representations, warranties, covenants, agreements and conditions contained herein, the parties hereto agree as follows:

                                    ARTICLE I

                           TRANSFER OF MEMBER INTEREST


SECTION 1.1         Interest of the Company to be Sold.

         Subject to the terms and conditions of this Agreement, at the Closing provided for in Section 1.3, Seller will sell, convey, assign, transfer and deliver, or will cause to be sold, conveyed, assigned, transferred and delivered, to Purchaser, and Purchaser will purchase from Seller, the Member Interest, which constitutes, and will constitute as of the Closing, all of the issued and outstanding equity interests of the Company. In payment for the Member Interest, simultaneously with the delivery by Seller of a certificate representing the Member Interest, with appropriate stock powers duly and validly executed, Purchaser will pay to Seller the purchase price contemplated by
Section 1.2 (the "Purchase Price"). As promptly as practicable following the date hereof, Purchaser and Seller shall, or shall cause their respective affiliates to, enter into any agreements which may be required under applicable state and local laws to effect the transfer of the Member Interest, as contemplated by this Section 1.1.

SECTION 1.2         Purchase Price.

         Subject to the terms and conditions of this Agreement, in reliance on Seller's representations, warranties and agreements contained herein, and in consideration of the aforesaid sale, conveyance, assignment, transfer and delivery of the Member Interest, Purchaser will deliver or cause to be delivered to Seller, in full payment of the aforesaid sale, conveyance, assignment, transfer and delivery of the Member Interest one or more certificates representing a number of senior units (in form and substance as described in the term sheet set forth as Exhibit A, the "Senior Units") equivalent to $175,000,000 in value (the "Equity Consideration").

         The Equity Consideration shall be paid at Closing by the delivery of one or more certificates evidencing the Equity Consideration to Seller or an affiliate of Seller, which affiliate shall be designated in writing not later than two business days prior to the Closing Date (such designated affiliate of Seller, if any, being herein referred to as the "Initial Equity Holder"). The parties hereto acknowledge that following the Closing, the consideration contemplated by this Section 1.2 may be adjusted by a cash payment pursuant to the terms of Section 1.4.

SECTION 1.3         Closing.

         The closing of the transactions contemplated by this Agreement (the "Closing") shall take place not later than 10:00 A.M., local time, at the offices of Andrews & Kurth L.L.P., 805 Third Avenue, New York, New York on the third business day following the satisfaction or waiver of the conditions set forth in Section 5.1 hereof or at such other time or place as to which the parties shall agree. As contemplated by Section 4.7, the parties shall use all reasonable commercial efforts to cause the Closing to occur on or prior to December 31, 1999. The effective time of the Closing is sometimes referred to herein as the "Closing Date."

SECTION 1.4         Post Closing Purchase Price Adjustment.

                  (a) Within 30 days after the Closing Date, Purchaser shall deliver to Seller an unaudited statement of the Working Capital (as defined below) of the Company (the "Final Statement") as of the close of business on the Closing Date.

                  (b) Following the Closing, Purchaser and Seller shall give the other party and any independent auditors and authorized representatives of such other party full access at all reasonable times to the properties, books, records and personnel of the Company relating to periods prior to the Closing Date for purposes of preparing, reviewing and resolving any disputes concerning the Final Statement. Seller shall have 15 days following delivery to Seller of the Final Statement during which to notify Purchaser of any dispute of any item contained in the Final Statement, which notice shall set forth in reasonable detail the basis for such dispute. If Seller fails to notify Purchaser of any such dispute within such 15-day period, the Final Statement shall be deemed to be accepted. In the event that Seller shall so notify Purchaser of any dispute, Purchaser and Seller shall cooperate in good faith to resolve such dispute as promptly as possible.
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

                  (c) If Purchaser and Seller are unable to resolve any such dispute within 30 days of Seller's delivery of such notice (the "Resolution Period"), then all amounts remaining in dispute shall be submitted to Arthur Andersen L.L.P. (the "Independent Accounting Firm") within 10 days after the expiration of the Resolution Period. Each party agrees to execute, if requested by the Independent Accounting Firm, a reasonable engagement letter. All fees and expenses relating to the work, if any, to be performed by the Independent Accounting Firm shall be borne equally by Seller and Purchaser. The Independent Accounting Firm shall act as an arbitrator to determine, based solely on presentations by Seller and Purchaser, and not by independent review, only those issues still in dispute and shall be limited to those adjustments, if any, which need be made for the Final Statement to comply with the standards set forth in
Schedule 1.4. The Independent Accounting Firm's determination shall be requested to be made within 30 days of their selection, shall be set forth in a written statement delivered to Seller and Purchaser and shall be final, binding and conclusive. The Final Statement shall be as modified by resolution of any disputes by Purchaser and Seller or by the Independent Accounting Firm.

                  (d) On the tenth business day following the delivery of the Final Statement, either (i) Purchaser shall pay to Seller the amount (together with accrued interest) by which Working Capital as of the close of business on the Closing Date was greater than $9,147,500 or (ii) Seller shall pay to Purchaser the amount (together with accrued interest) by which Working Capital as of the close of business on the Closing Date was less than $9,147,500. In the event of a payment pursuant to (i) or (ii) above, such amount shall include simple interest at an annual rate of 7.5% accruing from the Closing Date to the date of payment.

                  (e) The term "Working Capital" means current assets less current liabilities of the Company assumed by Purchaser calculated in accordance with the basis of presentation and the accounting principles identified in
Schedule 1.4.

SECTION 1.5         Transition Services Agreement.

         At the Closing, Purchaser and Seller shall enter into a transition services agreement, substantially in the form attached hereto as Exhibit B, so as to enable Purchaser to operate the Business on a basis comparable to that upon which the Business is being operated on the date hereof.

SECTION 1.6         Closing Obligations.

         Seller or the Initial Equity Holder, as the case may be, shall execute and deliver to Ferrellgas, Inc., a Delaware corporation and the sole general partner of Purchaser (the "General Partner"), such documents and instruments as are required pursuant to Section 12.4 of the Agreement of Limited Partnership of Purchaser dated as of July 5, 1994, (the "Purchaser MLP Partnership Agreement") to reflect the admission of Seller or the Initial Equity Holder, as the case may be, to Purchaser as an "Additional Limited Partner" thereunder in respect of the Senior Units issued to it at Closing, and the General Partner shall consent to such admission and reflect same in the books and records of Purchaser.

SECTION 1.7         Deliveries.

                  (a) Deliveries by Seller. At the Closing, Seller shall deliver, or cause to be delivered, to Purchaser:

                           (i)      the Member Interest;

                           (ii)     the officer's certificate contemplated by
                                    Section 5.1(e);

                           (iii) copies, certified by the Secretary or Assistant Secretary of Seller, of corporate resolutions authorizing the execution and delivery of this Agreement and all of the agreements and instruments to be executed and delivered by Seller in connection herewith, and the consummation of the transactions contemplated hereby;

                           (iv) a certificate of the Secretary or Assistant Secretary of Seller identifying the name and title and bearing the signatures of the officers of Seller authorized to execute and deliver this Agreement and the other agreements and instruments to be executed and delivered by Seller in connection herewith;

                           (v) a recent certificate of good standing with respect to each of Seller and the Company issued by the Secretary of State of Delaware;

                           (vi) documents evidencing (A) a sale-leaseback transaction, entered into on terms provided by Purchaser and reasonably satisfactory to Seller between the Company and Bank of America N.A. in accordance with the term sheet attached hereto as Schedule 1.7(a)(vi), relating to the owned propane tanks of the Company, which transaction yielded net proceeds of $135,000,000 to the Company and (B) the dividend of such amount to Seller;

                           (vii) an assignment of the pipeline allocations attributable to the Company's propane volumes to the extent such can be assigned to Purchaser, and to the extent not so assignable, Seller shall provide to Purchaser the practical economic benefit of such allocation;

                           (viii) documents evidencing (A) a loan transaction, entered into on terms provided by Purchaser and reasonably satisfactory to Seller relating to a borrowing by the Company of not less than $183,000,000 from Bank of America, N.A. in accordance with the term sheet attached hereto as Schedule 1.7(a)(viii), and (B) the dividend of $122,500,000 of such proceeds to Seller; and

                           (ix) such other agreements, consents, documents, instruments and writings as are required to be delivered by Seller at or prior to the Closing Date pursuant to this Agreement or otherwise reasonably required in connection herewith (including the Transition Services Agreement, a registration rights agreement, a Senior Unit representation letter between Purchaser and Seller, and evidence of the General Partner's authorization, on behalf of Purchaser, of the Senior
         Units, in form and substance satisfactory to Seller).

                  (b) Deliveries by Purchaser. At the Closing, Purchaser shall deliver, or cause to be delivered, to Seller:

                           (i)      the Equity Consideration;

                           (ii)     the officer's certificate contemplated by
Section 5.2(e);

                           (iii) copies, certified by the Secretary or Assistant Secretary of the General Partner, of corporate resolutions authorizing the execution and delivery of this Agreement and all of the agreements and instruments to be executed and delivered by Purchaser and Subsidiary OLP in connection herewith, and the consummation of the transactions contemplated hereby;

                           (iv) a certificate of the Secretary or Assistant Secretary of the General Partner identifying the name and title and bearing the signatures of the officers of the General Partner authorized to execute and deliver this Agreement and the other agreements and instruments to be executed and delivered by the General Partner on behalf of Purchaser and Subsidiary OLP in connection herewith;

                           (v) a recent certificate of good standing with respect to each of Purchaser, Subsidiary OLP and the General Partner issued by the Secretary of State of Delaware;

                           (vi)  documents   evidencing  the   contribution   by
Purchaser of the Member Interest to Subsidiary OLP; and

                           (vii) such other agreements, consents, documents, instruments and writings as are required to be delivered by Purchaser and Subsidiary OLP at or prior to the Closing Date pursuant to this Agreement or otherwise reasonably required in connection herewith (including the Transition Services Agreement, a registration rights agreement, a Senior Unit representation letter between Purchaser and Seller, and evidence of the General Partner's authorization, on behalf of Purchaser, of the Senior Units, in form and substance satisfactory to Seller).

SECTION 1.8         Contribution to Subsidiary OLP

         Immediately following the Closing, Purchaser shall convey to Subsidiary OLP all of the Member Interest and other assets purchased hereunder, and Subsidiary OLP shall assume all liabilities contemplated to be assumed by Purchaser hereunder.

                                   ARTICLE II

                    REPRESENTATIONS AND WARRANTIES OF SELLER


         Seller hereby represents and warrants to Purchaser that:

SECTION 2.1   Organization and Existence.

         The Company is duly organized, validly existing and in good standing under the laws of the State of Delaware. The Company has full power and authority to own and hold the properties and assets it now owns and holds and to carry on its business as and where such properties are now owned or held and such business is now conducted. The Company is duly licensed or qualified to do business as a foreign company and is in good standing in each jurisdiction in which the character of the properties and assets now owned or held by it or the nature of the business now conducted by it requires it to be so licensed or qualified. Schedule 2.1 contains a list of each jurisdiction in which the Company is duly licensed or qualified to do business as a foreign company. Except as set forth in Schedule 2.1, the Company has no direct or indirect investment or interest in or control over any corporation, partnership, joint venture or other business entity.

SECTION 2.2   Authority; Binding Effect.

         This Agreement has been duly authorized, executed and delivered by Seller and is the legal, valid and binding obligation of Seller, enforceable against Seller in accordance with its terms, except that such enforcement may be subject to bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights, and the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

SECTION 2.3   Financial Statements.

         Attached as Schedule 2.3 are copies of the Company's unaudited consolidated balance sheet as of September 30, 1999 and the related consolidated statement of income, cash flows and members' equity for the nine months then ended (collectively, the "Company Financial Statements"). The Company Financial Statements have been prepared in accordance with generally accepted accounting principles consistent with those used in prior years, and fairly present the consolidated financial position of the Company as of the respective dates set forth therein and the results of operations and cash flows for the Company for the respective fiscal periods set forth therein.

SECTION 2.4   Ownership.

         At the Closing, Seller will be the owner of good and valid title to the Member Interest (which will be the only equity interest in the Company), free and clear of any lien, claim or encumbrance. At Closing, there will be only one Member Interest issued and outstanding, which will be fully paid and nonassessable. There are no outstanding subscriptions, options, convertible securities, warrants, calls or rights of any kind to purchase or otherwise acquire any security of or equity interest in the Company.

SECTION 2.5   No Conflict.

         Except for the required filings under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), the execution and delivery of this Agreement do not, and the fulfillment and compliance with the terms and conditions hereof and the consummation of the transactions contemplated hereby will not, (a) conflict with any of, or require the consent of any person or entity under, the terms, conditions or provisions of the charter or bylaws of Seller or the limited liability company agreement of the Company, (b) violate any provision of, or require any consent, authorization or approval under, any law or administrative regulation or any judicial, administrative or arbitration order, award, judgment, writ, injunction or decree applicable to Seller or the Company, (c) conflict with, result in a breach of, constitute a default under (whether with notice or the lapse of time or both) or accelerate or permit the acceleration of the performance required by, or require any consent, authorization or approval under, any indenture, mortgage, lien or any material agreement, contract, commitment or instrument to which Seller or the Company is a party or by which Seller or the Company is bound or to which any asset of the Company is subject, or (d) result in the creation of any lien, charge or encumbrance on the assets or properties of the Company under any such indenture, mortgage, lien, agreement, contract or instrument, excluding from the foregoing clauses (b), (c), and (d) such conflicts, violations, breaches, defaults, accelerations, liens, charges, or encumbrances which become applicable as a result of the business or activities in which Purchaser is engaged or proposes to be engaged or as a result of any acts or omissions by, or the status of or any facts pertaining to, Purchaser.

SECTION 2.6   No Default.

         The Company is not in default under, and no condition exists that with notice or lapse of time or both could reasonably be expected to constitute a default under, (a) any mortgage, loan agreement, indenture, evidence of indebtedness or other instrument evidencing borrowed money or other agreement to which it or any of its properties are bound, or (b) any judgment, order or injunction of any court, arbitrator or governmental agency.

SECTION 2.7   Copies Complete.

         Copies of the certificate of incorporation and bylaws of the Company, each as amended to date, and the copies of all leases, contracts, instruments, agreements, licenses, permits, certificates and any such documents required pursuant to this Agreement to be delivered by Seller to Purchaser are complete and accurate and are true and correct copies of the originals thereof. Prior to Closing, Seller shall deliver to Purchaser the limited liability company agreement of the Company and related documentation.

SECTION 2.8   Litigation.

         Except as set forth in Schedule 2.8, there are no claims, actions, suits, administrative, arbitration or other proceedings or government investigations or inquiries (collectively "Cases") pending, or, to Seller's knowledge, threatened, against the Company or any of its properties, assets and business operations, by or before any court, governmental or regulatory authority or by any third party relating to the Business, or which are reasonably likely, either individually or in the aggregate to materially and adversely affect Seller's performance under this Agreement or the consummation of the transactions contemplate herein.

SECTION 2.9   Compliance with Applicable Law.

         Except as set forth in Schedule 2.9, the Company is, and conducts the Business, in compliance with all applicable laws, ordinances, rules and regulations of any federal, state or local governmental authority applicable to the Business.

SECTION 2.10  Certain Contracts and Arrangements.

         Except as set forth in Schedule 2.10 or leases for real property, as of the date hereof, the Company is not a party to any written or oral (a)
collective  bargaining   agreement;   (b)  employment  or  consulting  agreement
providing for annual payments in excess of $100,000; (c) indenture, mortgage, note, installment obligation, agreement or other instrument, in each case relating to the borrowing of money or the guaranty of any obligation for the borrowing of money; (d) partnership, joint venture or other similar agreement or arrangement requiring the commitment of capital in excess of $100,000; (e) material license or other similar agreement (other than (i) governmental permits or licenses used in connection with the operation of the Business and (ii) off-the-shelf software licenses); (f) agency, sales representation, distribution or other similar agreement providing for annual payments in excess of $100,000;
(g) agreement for the purchase of supplies or materials other than in the ordinary course of business providing for annual payments in excess of $100,000;
(h) agreement for the sale of goods or services other than in the ordinary course of business providing for annual payments in excess of $100,000; (i) agreement for the purchase of propane, including but not limited to all agreements with Seller or any of its affiliates; or (j) agreement (except as otherwise set forth in (a) through (i) above), other than in the ordinary course of business which is material to the Business taken as a whole. Except as set forth in Schedule 2.10, all such agreements are valid, binding and enforceable in accordance with their terms and neither the Company nor, to Seller's knowledge, any other party thereto is in default under any of the aforesaid agreements. "Seller's knowledge" shall mean the actual knowledge, without any requirement to investigate, as of the Closing Date, of Company employees and officers at the district sales manager level and above.

SECTION 2.11  Employee Benefit Plans; ERISA.

                  (a) Schedule 2.11(a) lists all benefit and compensation plans and contracts including, but not limited to, "employee benefit plans" within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and fringe benefit, deferred compensation, stock option, stock purchase, stock appreciation rights, stock based, incentive and bonus plans maintained for the benefit of or contributed to by Seller or by any trade or business, incorporated or unincorporated, which is a member of a group of which Seller is a member and which is under common control within the meaning of
Section 414 of the Internal Revenue Code of 1986, as amended (the "Code") and the regulations thereunder ("Control Group Member") for the benefit of any employee or former employees of the Business (the "Plans"). Neither Seller nor any Control Group Member participates in, contributes to or has any obligation to contribute to any multiemployer plan (as defined in Section 4001 of ERISA). Neither Seller nor any Control Group Member has completely or partially withdrawn from any multiemployer plan within the six year period prior to the date hereof. True and complete copies of all Plans, including, but not limited to, any trust instruments and insurance contracts forming a part of any Plans, and all amendments thereto have been provided or made available to Purchaser.

                  (b) Each of the Plans has been administered in accordance with its terms and in compliance with applicable law (including without limitation, where applicable, ERISA and the Code.

                  (c) Each of the Plans intended to be "qualified" within the meaning of Section 401(a) of the Code has been determined by the Internal Revenue Service to be so qualified and no fact or set of circumstances exists that would adversely affect such qualification prior to the Closing. Neither Seller nor the Company has engaged in any transaction with respect to any Plan that, assuming the taxable period of such transaction expired as of the date hereof, could give rise to a tax or penalty imposed by either Section 4975 of the Code or Section 502(i) of ERISA.

                  (d) Except as set forth in Schedule 2.11(d), no Plan provides medical, surgical, hospitalization, death or similar benefits (whether or not insured) or any other benefit that may be provided under a welfare plan (as defined in Section 3(1) of ERISA) for employees or former employees of the Business for periods extending beyond their termination of service (by retirement or otherwise), other than (i) coverage mandated by applicable law,
(ii) death benefits under any "pension plan," as that term is defined in Section 3(2) of ERISA, or (iii) benefits the full cost of which is borne by the current or former employee (or his beneficiary). Seller shall remain responsible for any legally mandated continuation of health care coverage for any Company employee and/or his dependents who have a loss of health care coverage due to a qualifying event before or at the Closing and for satisfaction of any related notice requirements with respect to any such Company employee and his dependents. Seller shall assume and be responsible for all medical, dental, workers compensation, life insurance, supplemental unemployment, and other welfare plan expenses and benefits for Company employees and their dependents with respect to claims incurred by such employees or their dependents before or at the Closing. Long and short-term disability benefits and other benefits for Company employees who are disabled before or at the Closing shall remain the responsibility of Seller regardless of whether any such employee has satisfied any elimination period with respect to any disability benefit as of the Closing. For purposes of this paragraph, a medical, dental, workers compensation, life insurance, supplemental unemployment, disability or other claim is deemed incurred when the service or event occurs which entitles the employee or his dependents to benefits.

                  (e) Except as set forth in Schedule 2.11(e), there are no pending or, to the knowledge of Seller, threatened claims (other than routine claims for benefits) by, on behalf of or against any of the Plans or any trusts related thereto.

                  (f) Except as set forth in Schedule 2.11(f), the Company has no employment, consulting or independent contractor agreement with any person, and the consummation of the transaction contemplated herein will not entitle any current or former Company employee or independent contractor to severance pay, unemployment compensation or any other payment, or accelerate the time of payment or vesting or increase the amount of any compensation due to any current or former Company employee or independent contractor.

                  (g) Except as set forth in Schedule 2.11(g), Purchaser shall not assume any obligation or responsibility with respect to any Plan in which any current or former Company employee participates or has participated.

SECTION 2.12  Taxes.

                  (a) All Tax and information returns, statements, notices, forms, reports or other documents or information filed with or submitted to, or required to be filed with or submitted to, the United States or any other taxing authority in connection with the determination, assessment, collection or payment of any Tax or in connection with the administration, implementation or enforcement of or compliance with any legal requirement relating to any Tax (the "Returns") required to be filed by Seller on or prior to the Closing with respect to Taxes have been or will be timely filed. All amounts shown on each of such Returns have been paid or will be paid when due.

                  (b) Any Taxes which are to be assumed by Purchaser in connection with the transactions contemplated herein in respect of the Member Interest, the Company, any assets of the Company or the Business (the "Acquired Properties") which at the Closing are not yet due and owing will be adequately reflected on the Final Statement as a reserve for Taxes.

                  (c) There are no grounds for the assertion or assessment of any Taxes against Seller or the Acquired Properties other than those reflected or reserved against on the Final Statement.

                  (d) None of the Acquired Properties are and will not be encumbered by any liens arising out of any unpaid Taxes and there are no grounds for the assertion or assessment of any liens against any of the Acquired Properties in respect of any Taxes (other than liens for Taxes if payment thereof is not yet required, and which are set forth on Schedule 2.12 hereto).

                  (e) The transactions contemplated herein will not give rise to
(i) the creation of any liens against any of the Acquired Properties in respect of any Taxes or (ii) the assertion of any additional Taxes against any of the Acquired Properties.

                  (f) There is no action or proceeding or unresolved claim for assessment or collection, pending or threatened, by, or present or expected dispute with, the United States or any other taxing authority for assessment or collection from Seller of any Taxes of any nature affecting any of the Acquired Properties.

                  (g) There is no extension or waiver of the period for assertion of any Taxes against Seller affecting any of the Acquired Properties.

                  (h) Seller is not a "foreign person" within the meaning of Code Section 1445(f)(3).

                  (i) None of the Acquired Properties are subject to, or constitute, a safe harbor lease within the meaning of Code Section 168(f)(8).

                  (j) None of the Acquired Properties have been financed with, or directly or indirectly secures, any industrial revenue bonds or debt, the interest on which is tax exempt under Code Section 103(a).

                  (k) A portion of the Acquired Properties will constitute interests in partnerships, joint ventures or other arrangements or contracts that could be or are treated as partnerships (the "Partnerships") for federal income tax purposes, and all Taxes with respect to Seller's ownership of an interest in any such Partnership as a result of such Partnership's activities for all tax periods up to the Closing (allocated on a prorated basis over a 365 day year for the current tax tear, or on a prorated basis over the number of days in the applicable tax period, if such tax period is shorter) have been paid or will be paid when due by Seller.
                  (l) None of the Acquired Properties consist of stock in a subsidiary of Seller.

                  (m) None of the Acquired Properties are tax-exempt use property within the meaning of Code Section 168(h).

                  (n) None of the Acquired Properties are subject to a tax indemnification agreement.

                  (o) Seller is responsible for any withholding, employment or payroll Taxes in connection with any of the Acquired Properties for all tax periods up to the Closing.

                  (p) As used in this Agreement, the terms "Tax" and "Taxes" shall mean all taxes, charges, fees, levies or other like assessments, including without limitation income, gross receipts, ad valorem, value added, premium, excise, real property, personal property, windfall profit, sales, use, transfer, license and franchise taxes imposed by the United States or any foreign nation or bilateral or multilateral governmental authority, or any other taxing authority, and shall include any interest, fines, penalties, assessments or additions to Tax resulting from, attributable to, or incurred in connection with any such Taxes or any contest or dispute thereof.

SECTION 2.13  Labor and Employment Matters.

         Except as set forth in Schedule 2.13, (a) there is no labor strike, dispute, slowdown, stoppage or lockout actually pending (for which notice has been provided), or to the knowledge of Seller, threatened against or affecting the Business; (b) there is no unfair labor practice charge or complaint against the Business pending (for which notice has been provided) or, to the knowledge of Seller, threatened before the National Labor Relations Board, and (c) neither Seller nor the Company has received notice of the intent of any federal or state governmental authority responsible for the enforcement of labor or employment laws to conduct an investigation with respect to or relating to the Business and no such investigation is in progress. The Company is in full compliance with all laws respecting employment and employment practices, terms and conditions of employment and wages and hours including, without limitation, the Fair Labor Standards Act, the Family and Medical Leave Act of 1993, the Americans with Disabilities Act of 1990, the Equal Employment Opportunities Act as amended by the Civil Rights Act of 1991, the Occupational Safety and Health Act, the Immigration Reform and Control Act of 1986, the Age Discrimination in Employment Act, Title VII of the Civil Rights Act of 1964 and the Older Workers Benefit Protection Act.

SECTION 2.14  Owned Real Property.

         Except as set forth on Schedule 2.14, the Company has good and marketable title to all owned real property used in connection with the Business (the "Owned Real Property") and the Owned Real Property is subject to no liens, pledges, mortgages or security interests except for Permitted Encumbrances (as defined below).

         "Permitted Encumbrances" means (a) those liens, encumbrances and other matters listed on Schedule 2.14, (b) all matters in the public records of the counties and parishes where the property or assets are located, to the extent that same are otherwise valid and enforceable, (c) encumbrances securing payments to mechanics, workmen and materialmen and encumbrances securing payments of Taxes or assessments where such Taxes or assessments are not yet delinquent, or, if delinquent, that are shown in Schedule 2.14, (d) all matters visible and apparent on the ground or that would be revealed by a true and correct survey, (e) easements, rights-of-way, servitudes, permits, surface leases, surface use restrictions and other surface uses and impediments on, over, or in respect of any of the property or assets which are not such as to materially impair the use of the property in the Business as presently conducted, (f) all rights reserved to or vested in any municipality or governmental, tribal, statutory, or public authority controlling or regulating any of the property or assets in any manner, and in all applicable laws, rules, and orders of any municipality or governmental, tribal, statutory or public authority, (g) mortgages or security interests shown on the balance sheet of the Company in Schedule 2.3 as securing specified liabilities or obligations, with respect to which no default (or event that, with notice or lapse of time or both, would constitute a default) exists, (h) mortgages or security interests incurred in connection with the purchase of property or assets after the date of the balance sheet of the Company in Schedule 2.3 (such mortgages and security interest being limited to the property or assets so acquired), with respect to which no default (or event that, with notice or lapse of time or both, would constitute a default) exists, and with respect to real property, to the extent that such matters do not materially impair the use of the real property subject thereto in the Business as presently conducted, (i) defects, imperfections, or irregularities in title, if any, and (ii) zoning laws and other land use restrictions.

SECTION 2.15  Leases.

         Except as set forth in Schedule 2.15, all of the leases for real property held by the Company and used in connection with the Business (the "Leases") are valid, binding and enforceable in accordance with their respective terms, and neither the Company nor, to the knowledge of Seller, the other party to any Lease is in default under such Lease.

SECTION 2.16  Intellectual Property.

                  (a) Schedule 2.16 sets forth all material trademarks, trades names, service marks, service names, mark registrations, logos, assumed names, and copyright registrations, patents and all applications therefor which are used in the operation of the Business as currently conducted (collectively, the "Intellectual Property").

                  (b) Except as set forth in Schedule 2.16, the Company has ownership of or other rights by license to the Intellectual Property as are necessary to permit the Company to conduct its operations as currently conducted.

SECTION 2.17  Title to Tangible Assets.

         Except as set forth in Schedule 2.17, the Company has good title to the owned tangible assets used in connection with the Business (and all leased tangible assets are leased under valid leases), and at Closing, the Company will own (or lease under valid leases) those assets listed in Schedule 2.17 used in connection with the propane transport business conducted by an affiliate of the Company, in all cases, free and clear of all encumbrances, except for Permitted Encumbrances, and such tangible assets are in good operating condition (subject to normal wear and tear) and fit for use in the ordinary course of business consistent with past practice.

SECTION 2.18  No Undisclosed Liabilities.

         Except as set forth in Schedule 2.18, the Company has no liabilities or obligations of any nature (whether known or unknown and whether absolute, accrued, contingent or otherwise) except for liabilities or obligations reflected or reserved against in the Company Financial Statements and current liabilities and obligations incurred in the ordinary course of business since September 30, 1999, consistent with prior practice and not prohibited by this Agreement.

SECTION 2.19  Transactions with Affiliates.

         Except as set forth in Schedule 2.19, since December 31, 1997, no affiliate of the Company has had any material interest in any property (whether real, personal or mixed and whether tangible or intangible) used in the Company's business or has owned (of record or as a beneficial owner) an equity interest or any other financial or profit interest in a person that has had business dealings or a material financial interest in any transaction with the Company other than business dealings or transactions conducted in the ordinary course of business at substantially prevailing market prices and on substantially prevailing market terms.

SECTION 2.20  Brokers or Finders.

         Neither   Seller  nor  the  Company  has  incurred  any  obligation  or liability, contingent or otherwise, for brokerage or finder's fees or agents' commissions or other similar payments in connection with this Agreement.

SECTION 2.21  No Implied Representation.

         Notwithstanding anything contained in any other provisions of this Agreement, Seller acknowledges and agrees that Purchaser is making no representation or warranty whatsoever, express or implied, beyond those expressly given in this Agreement.

SECTION 2.22  Year 2000 Compliance.

         Schedule 2.22 discloses the actions taken by the Company to become Year 2000 Compliant. "Year 2000 Compliant" means, with respect to hardware and process, including any and all enhancements, upgrades, customizations, modifications, maintenance and the like, used in providing services, containing or calling on a calendar function including, without limitation, any function providing specific dates or days, or calculating spans of dates or days, will record, store, process, provide and, where appropriate, insert, true and accurate dates (in leap years or otherwise) and calculations for dates and spans of dates, including and following January 1, 2000. Seller does not represent or warrant that Seller or the Company or its subsidiaries have taken any additional actions, other than those described in Schedule 2.22, to cause the Company, the Business, or the assets to become Year 2000 Compliant.



                                  ARTICLE III

                  REPRESENTATIONS AND WARRANTIES OF PURCHASER


         Purchaser hereby represents and warrants to Seller that:

SECTION 3.1   Organization and Existence.

         Purchaser is duly formed, validly existing and in good standing under the laws of the State of Delaware. Purchaser has full limited partnership power and authority to own and hold the properties and assets it now owns and holds and to carry on its businesses as and where such properties are now owned or held and such business is now conducted. Purchaser is duly licensed or qualified to do business as a foreign limited partnership, and is in good standing in each jurisdiction in which the character of the properties and assets now owned or held or the nature of the business now conducted requires Purchaser to be so licensed or qualified.

SECTION 3.2   Authority; Binding Effect.

         This Agreement has been duly authorized, executed and delivered by Purchaser, and is the legal, valid and binding obligation of Purchaser, enforceable against Purchaser in accordance with its terms except that such enforcement may be subject to bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights, and the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

SECTION 3.3   No Conflict.

         Except for the required filings under the HSR Act, the execution and delivery of this Agreement do not, and the fulfillment and compliance with the terms and conditions hereof and the consummation of the transactions contemplated hereby will not (a) conflict with any of, or require the consent of any person or entity under, the terms, conditions or provisions of the Purchaser MLP Partnership Agreement, (b) violate any provision of, or require any consent, authorization or approval under, any law or administrative regulation or any judicial, administrative or arbitration order, award, judgment, writ, injunction or decree applicable to Purchaser, (c) conflict with, result in a breach of, constitute a default under (whether with notice or the lapse of time or both) or accelerate or permit the acceleration of the performance required by, or require any consent, authorization or approval under, any indenture, mortgage, lien or any material agreement, contract, commitment or instrument to which Purchaser is a party or by which Purchaser is bound or to which any asset of Purchaser is subject, or (d) result in the creation of any lien, charge or encumbrance on the assets or properties of Purchaser under any such indenture, mortgage, lien, agreement, contract or instrument.

SECTION 3.4   No Default.

         Purchaser is not in default under, and no condition exists that with notice or lapse of time or both could reasonably be expected to constitute a default under, (a) any mortgage, loan agreement, indenture, evidence of indebtedness or other instrument evidencing borrowed money or other agreement to which it or any of its properties are bound, or (b) any judgment, order or injunction of any court, arbitrator or governmental agency.

SECTION 3.5   Litigation.

         There is no claim, action, suit, administrative, arbitration or other proceeding or governmental investigation or inquiry pending, or, to Purchaser's knowledge, threatened, against Purchaser or any affiliate, by or before any court, governmental or regulatory authority or by any third party which is reasonably likely, either individually or in the aggregate, to materially and adversely affect Purchaser's performance under this Agreement or the consummation of the transactions contemplated herein.

SECTION 3.6   Public Documents.

         Purchaser has filed with the Securities and Exchange Commission ("SEC") all reports, schedules, forms, statements and other documents required by the Securities Exchange Act of 1934, as amended (the "Exchange Act"), to be filed by Purchaser since July 31, 1996, (collectively, and in each case including all exhibits and schedules thereto and documents incorporated by reference therein, the "Public Documents"). At the time filed (in the case of filings under the Exchange Act) or at the time declared effective (in the case of filings under the Securities Act of 1933, as amended (the "Securities Act")), except to the extent revised or superseded by a subsequent filing with the SEC, the Public Documents complied in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and none of the Public Documents (including any and all financial statements included therein) as of such dates contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The consolidated financial statements of Purchaser included in all Public Documents, including any amendments thereto, comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto.

SECTION 3.7   No Implied Representation.

         Notwithstanding anything contained in Article III or any other provision of this Agreement, Purchaser acknowledges and agrees that Seller is making no representation or warranty whatsoever, express or implied, beyond those expressly given in this Agreement, including any implied warranty of merchantability or suitability as to the properties or assets of the Business.

SECTION 3.8   Interpretation of Representations and Warranties and Schedule.

         Purchaser acknowledges and agrees that the specification of any dollar amount in the representations and warranties contained in this Agreement or the inclusion of any specific item in the Disclosure Schedules is not intended to imply that such amounts or higher or lower amounts, or the items so included or other items, are or are not material, and neither party shall use the fact of the setting of such amounts or the fact of inclusion of any such item in the Disclosure Schedules in any dispute or controversy between the parties as to whether any obligation, item or matter not described herein or included in a schedule is or is not material.

SECTION 3.9   Brokers or Finders.

         Except for Banc of America Securities LLC, Purchaser has not incurred any obligation or liability, contingent or otherwise, for brokerage or finder's fees or agents' commissions or other similar payments in connection with this Agreement.

SECTION 3.10  Fair Market Value of Senior Units.

         The fair market value of each of the Senior Units is equal to at least the face value of $40 per Senior Unit (the "Face Value").

SECTION 3.11  Conversion of the Company.

         Purchaser acknowledges that the Company will convert from a Delaware corporation to a Delaware limited liability company prior to Closing, as contemplated by Section 4.12.

                                   ARTICLE IV

                  ADDITIONAL AGREEMENTS, COVENANTS, RIGHTS AND
                                   OBLIGATIONS

SECTION 4.1   Access to Information.

         From the date of this Agreement to the Closing or until this Agreement is terminated as provided in Article VIII, Seller shall provide Purchaser and its authorized representatives reasonable access to all of the Company's books, records, assets, properties and employees, and shall furnish or cause to be furnished, as applicable, to Purchaser such information as Purchaser may reasonably request, upon prior notice and during normal business hours, unless any such access and disclosure would violate any law or the terms of any agreement to which Seller or the Company is bound, or any applicable law or regulation. Until the Closing, the confidentiality of any data or information so acquired shall be maintained by Purchaser and its representatives pursuant to the terms of the Confidentiality Agreement executed by the parties on October 19, 1999 (the "Confidentiality Agreement"), which each of the above-named parties hereby acknowledges is binding on it.

SECTION 4.2   Conduct of Business.

                  (a) Ordinary Course. From the date of this Agreement to the Closing, Seller shall cause the Company to continue to maintain its assets and properties and operate its business in the ordinary course as was being conducted prior to the execution of this Agreement.

                  (b) Restrictions on Seller. Without first obtaining the written consent of Purchaser, which consent shall not be unreasonably withheld or delayed, or except as set forth in Schedule 4.2(b), from the date hereof until the Closing, except as otherwise contemplated by this Agreement, Seller will cause the Company not to:

                  (i) make any material change in the conduct of its business and operations or its financial reporting and accounting methods;

                  (ii)other than in the ordinary course of business, enter into any material contract or agreement or terminate or amend in any material respect any material contract or agreement to which it is a party, or be in default in any material respect thereunder;

                  (iii) declare, set aside or pay any dividends or make any distributions in respect of its equity securities, or split, combine or reclassify any of its equity securities or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for any of its equity securities, or purchase, redeem or otherwise acquire, directly or indirectly, any such securities;

                  (iv)merge into or with or consolidate with any other corporation, partnership, person or other entity or acquire all or substantially all of the business or assets of any corporation, partnership, person or other entity or form, acquire any interest in or contribute any assets to any partnership or joint venture or enter into any similar arrangement;

                 (v) make any change in its limited liability company agreement;

                  (vi)(A) make any purchase of any securities of any corporation, partnership, person or entity, or (B) make any investment in any corporation, partnership, joint venture or other business enterprise other than ordinary-course overnight investments consistent with cash management practices of Seller and its affiliates;

                  (vii) incur or increase any material amount of indebtedness for borrowed money or guarantee any such indebtedness or issue, sell or guarantee any debt securities, other than in the ordinary course of business consistent with past practice;

                  (viii) sell, lease or otherwise dispose of any material portion of its assets other than in the ordinary course of business consistent with past practice;

                  (ix)issue, deliver or sell or authorize or propose the issuance, delivery or sale of, any of its equity securities or securities convertible into its equity securities, or subscriptions, rights, warrants or options to acquire or other agreements or commitments of any character obligating it to issue any such securities;

                  (x) settle in excess of $500,000 (individually or in the aggregate) any claim, demand, lawsuit or state or federal regulatory proceeding unless prior to such settlement Purchaser shall have been given a reasonable opportunity to consult with Seller regarding such settlement;

                  (xi)except as required on an emergency basis, purchase, lease or otherwise acquire any property of any kind whatsoever other than in the ordinary course of business or make any capital expenditure in excess of $100,000;

                  (xii) allow or permit the expiration, termination or cancellation at any time of any material insurance policy applicable to its business or operations, unless such policy is replaced, with no loss of coverage, by a comparable insurance policy (to the extent available on commercially reasonable terms) provided that Seller shall notify Purchaser if any such insurance coverage will not be replaced;

                  (xiii) implement or adopt any material change in its tax methods, principles or elections;

                  (xiv) increase in any manner the compensation or bonus payable to any of its employees, except in the ordinary course of business;

                  (xv)hire any new employee whose compensation is in excess of $75,000 per year or terminate any employee without cause; or

                  (xvi)        commit to do any of the foregoing.

(c) Restrictions on Purchaser.

         Without first obtaining the written consent of Seller, which consent shall not be unreasonably withheld or delayed, from the date hereof until the Closing, except as otherwise contemplated by this Agreement, if the effect of any of the following could reasonably be likely to lead to the failure of the parties to consummate the transactions contemplated by this Agreement, Purchaser will not:

                  (i) make any material change in the conduct of its business and operations or its financial reporting and accounting methods;

                  (ii)other than in the ordinary course of business, enter into any material contract or agreement or terminate or amend in any material respect any material contract or agreement to which it is a party, or be in default in any material respect thereunder;

                  (iii) except for the regularly scheduled distribution to be made in December 1999, declare, set aside or pay any dividends or make any distributions in respect of its equity securities, or split, combine or reclassify any of its equity securities or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for any of its equity securities, or purchase, redeem or otherwise acquire, directly or indirectly, any such securities;

                  (iv)merge into or with or consolidate with any other corporation, partnership, person or other entity, acquire all or substantially all of the business or assets of any corporation, partnership, person or other entity or form, acquire any interest in or contribute any assets to any partnership or joint venture or enter into any similar arrangement;

                  (v) (A) make any purchase of any securities of any corporation, partnership, person or entity, or (B) make any investment in any corporation, partnership, joint venture or other business enterprise other than ordinary-course overnight investments consistent with cash management practices of Purchaser and its affiliates;

                  (vi)incur or increase any material amount of indebtedness for borrowed money or guarantee any such indebtedness or issue, sell or guarantee any debt securities, other than in the ordinary course of business consistent with past practice;

                  (vii) sell, lease or otherwise dispose of any material portion of its assets other than in the ordinary course of business consistent with past practice;

                  (viii) issue, deliver or sell or authorize or propose the issuance, delivery or sale of, any of its equity securities or securities convertible into its equity securities, or subscriptions, rights, warrants or options to acquire or other agreements or commitments of any character obligating it to issue any such securities;

                  (ix)settle in excess of $500,000 (individually or in the aggregate) any claim, demand, lawsuit or state or federal regulatory proceeding unless prior to such settlement Seller shall have been given a reasonable opportunity to consult with Purchaser regarding such settlement;

                  (x) except as required on an emergency basis, purchase, lease or otherwise acquire any property of any kind whatsoever other than in the ordinary course of business or make any capital expenditure in excess of $100,000;

                  (xi)allow or permit the expiration, termination or cancellation at any time of any material insurance policy applicable to its business or operations, unless such policy is replaced, with no loss of coverage, by a comparable insurance policy (to the extent available on commercially reasonable terms) provided that Purchaser shall notify Seller if any such insurance coverage will not be replaced; or

                  (xii)        commit to do any of the foregoing.

                  (d) Common Unit Make-Whole. On or prior to the fifth anniversary of the Closing Date, promptly (and in each event, no later than five business days) after any sale of common units issuable upon conversion of the Senior Units ("Common Units") by Seller, Purchaser or Subsidiary OLP shall pay to Seller in cash the product of (i) the difference, if positive, of the Converted Common Unit Value (plus accumulated and undistributed distributions) less the Net Common Units Proceeds, multiplied by (ii) the number of Common Units sold.

                      (A) "Converted Common Unit Value" means a dollar amount derived by dividing (a) the aggregate Face Value of the Senior Units prior to the time of the exercise of the conversion option (as contemplated by the terms of the Senior Units) by (b) the aggregate number of Common Units into which such Senior Units were converted.

                      (B) "Net Common Unit Proceeds" means an amount equal to the net proceeds, on a per Common Unit basis, received by Seller upon a sale by Seller of any of the Common Units in a single transaction or a series of transactions involving (x) a bona fide sale to an unaffiliated third party, or (y) an underwritten public offering by a reputable investment bank.

                  (e) Holder Vote. Purchaser will cause a proxy statement or an information statement to be mailed to unitholders, a meeting of unitholders to be called and, within 120 days after the Closing, unitholder approval to be obtained, for (i) the conversion feature of the Senior Units and the issuance of Common Units upon exercise of the conversion option set forth in the terms of the Senior Units and (ii) an exemption under the Purchaser MLP Partnership Agreement for Seller in order for Seller to be able to vote all of its Common Units upon conversion.

                  (f) Senior Unit Make-Whole. In the event that, after the earlier of (A) February 1, 2002 or (B) the occurrence of a Material Event, as defined in the terms of the Senior Units, the holder(s) of the Senior Units have not irrevocably elected to convert their Senior Units into Common Units, on or prior to the fifth anniversary of the Closing Date, promptly (and in each event, no later than five business days) after any sale of Senior Units by Seller (in accordance with the definition of "Net Senior Unit Proceeds" below) Purchaser or Subsidiary OLP shall pay to Seller in cash the product of (i) the difference, if positive, of the Face Value per Senior Unit (plus accumulated and undistributed distributions) less the Net Senior Units Proceeds, multiplied by (ii) the number of Senior Units sold. "Net Senior Unit Proceeds" means an amount equal to the net proceeds, on a per Senior Unit basis, received by Seller upon a sale by Seller of any of the Senior Units in a single transaction or a series of transactions involving (x) a bona fide sale to an unaffiliated third party, or
(y) an underwritten public offering by a reputable investment bank.

SECTION 4.3   Certain Filings.

         As promptly as practicable following the execution of this Agreement the parties shall (a) prepare and file with the Federal Trade Commission and the Department of Justice the appropriate filings and any supplemental information which may be reasonably requested in connection therewith under the HSR Act, it being agreed that Purchaser is the primary "Acquiring Person" for purposes of the HSR Act and shall pay the required filing fee, (b) use their reasonable best efforts to take, or cause to be taken, all appropriate action, and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions, and (c) except as contemplated by this Agreement, use their reasonable best efforts not to take any action or enter into any transaction, which would cause any of its representations or warranties contained in this Agreement to be untrue or result in a breach of any covenant made by it in this Agreement. Each party hereto shall use its reasonable best efforts (other than qualifying to do business in any jurisdiction in which it is not now so qualified) to cause each filing made by it with any governmental body to become effective as promptly as possible. The parties hereto will coordinate and cooperate with one another in exchanging such information and providing such reasonable assistance as may be requested in connection with such filing.

SECTION 4.4   Other Consents.

                  (a) Seller and Purchaser shall cooperate, and use their reasonable commercial efforts, to make all filings and obtain all licenses, permits, consents, approvals, authorizations, qualifications and orders of governmental authorities and other third parties necessary to consummate the transactions contemplated by this Agreement on or prior to December 31, 1999, including by agreeing to arrangements to hold separate and/or divest any assets required to obtain governmental approvals, provided such arrangements are not reasonably likely to have a HSR Material Adverse Effect. As used in this Section 4.4, "HSR Material Adverse Effect" means any material adverse change in, or effect on the business, assets, financial condition or results of operations of the Company, taken as a whole. In addition to the foregoing, Purchaser agrees to provide such assurances as to financial capability, resources and creditworthiness as may be reasonably requested by any third party whose consent or approval is sought hereunder. Notwithstanding the foregoing, nothing herein shall obligate or be construed to obligate either Seller or Purchaser to make any payment to any third party in order to obtain the consent or approval of such third party or to transfer any contract, license or permit in violation of its terms.

                  (b) With respect to any agreements for which any required consent or approval is not obtained prior to the Closing, Seller and Purchaser shall each use reasonable best efforts to obtain any such consent or approval after the Closing Date until such consent or approval has been obtained and Seller shall use its commercially reasonable efforts to provide Purchaser with the same benefits arising under such agreements, including performance by Seller, as agent, if legally and commercially feasible; provided that Purchaser shall provide Seller with such access to the premises, books and records and personnel as is reasonably necessary to enable Seller to perform its obligations under such agreements and Purchaser shall pay or satisfy the corresponding liabilities for the enjoyment of such benefits to the extent Purchaser would have been responsible therefor if such consent or approval had been obtained.

                  (c) In the event that any governmental authority challenges the proposed transaction for any reason, the parties agree to take any action (consistent with their obligations under Section 4.6) reasonably necessary to vigorously defend, lift, mitigate or rescind the effect of any actual or reasonably anticipated litigation or administrative proceeding adversely affecting this Agreement or the transactions contemplated hereby, including, without limitation, promptly appealing any adverse court or administrative order or injunction.

SECTION 4.5   Audited Financial Statements; Debt.

                  (a) After the Closing, Seller shall afford reasonable access and information to Purchaser in order to assist Purchaser with the preparation of audited financial statements of the Company necessary for Purchaser (or an affiliate of Purchaser) to conduct an offering of securities in accordance with the Securities Act of 1933, as amended.

                (b) Seller shall cause the intercompany payable, net of intercompany receivable, both as reflected on the balance sheet of the Company as of the Closing Date, to be canceled as of the Closing Date.

                  (c) On or prior to the Closing, Seller shall assume from the Company all long-term debt of the Company as of September 30, 1999.

SECTION 4.6   Reasonable Efforts.

         Seller  and  Purchaser  shall  cooperate,   and  use  their  reasonable
commercial efforts to take, or cause to be taken, all action, and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate the transactions contemplated by this Agreement.

SECTION 4.7   Covenant to Satisfy Conditions.

         Seller will use its reasonable commercial efforts to ensure that the conditions set forth in Article V hereof are satisfied, insofar as such matters are within the control of Seller, and Purchaser will use its reasonable commercial efforts to ensure that the conditions set forth in Article V hereof are satisfied, insofar as such matters are within the control of Purchaser. Seller and Purchaser further covenant and agree, with respect to a threatened or pending preliminary or permanent injunction or other order, decree or ruling or statute, rule, regulation or executive order that would adversely affect the ability of the parties hereto to consummate the transactions contemplated hereby, to use all commercially reasonable efforts to prevent or lift the entry, enactment or promulgation thereof, as the case may be.

SECTION 4.8   Transfer.

         Seller and Purchaser shall cooperate in (a) causing the Company to take all actions necessary to comply with applicable requirements of environmental laws concerning the transfer of property, assets, stock or a business, including without limitation the filing with appropriate permitting agencies of all notices required in reference to the change in ownership for the purpose of effecting the transfer or issuance of the permits required under environmental laws for the operation and the conduct of the business of the Company ("Environmental Permits"), (b) effectuating the issuance or transfer, as promptly as is reasonably possible on or after the Closing, of all Environmental Permits and any other licenses or permits ("Other Permits") required as of the Closing, and (c) identifying, preparing and filing any notices or reports required from Purchaser in connection with the transfer or issuance of the required Environmental Permits and Other Permits. For the interim period from the Closing until such time as the required Environmental Permits and the Other Permits in form and substance reasonably satisfactory to Purchaser shall be transferred to or issued, to the extent permitted by law, Seller authorizes Buyer to operate under and utilize existing Environmental Permits and Other Permits.

SECTION 4.9   No Public Announcement.

         Immediately upon the execution of this Agreement, the parties hereto shall issue a press release with respect to the execution hereof and the transactions contemplated hereby, which press release shall be reasonably satisfactory to Seller and Purchaser. No party hereto shall issue any other press release or, except as provided in Section 6.1, make any other public announcement concerning this Agreement or the transactions contemplated hereby without the prior approval of Seller or Purchaser, as applicable (other than as may be required by law or by obligations pursuant to any listing agreement with the New York Stock Exchange, in which event the party making the public announcement or press release shall, to the extent practicable, notify Seller or Purchaser, as applicable, in advance of such public announcement or press release), which approval shall not be unreasonably withheld or delayed.

SECTION 4.10  No Solicitation.

         During the period between the date of this Agreement and the Closing Date, each of the parties hereto shall refrain from and will cause its affiliates to refrain from causing or attempting to cause (or assisting any other person or entity in causing or attempting to cause) (i) any customer of the other party to replace or terminate any contract or arrangement relating to the propane business with products of any other person or entity, and (ii) any employee of the other party to resign from, or sever a relationship with, such other party, it being understood that, during such period, neither party shall employ any person who was, as of the date of this Agreement, an employee of the other.

SECTION 4.11  Allocation.

         Seller and Purchaser shall report Purchaser's purchase of the Company's assets pursuant to Section 1060 of the Code and other applicable laws in a consistent manner and shall take no position contrary thereto. Such allocation shall be agreed upon in writing by Seller and Purchaser within 30 days following the receipt of the Final Statement. Seller and Purchaser each shall be responsible for the preparation of any statements and forms to be filed pursuant to Section 1060 of the Code or in accordance with other applicable law.

SECTION 4.12  Conversion.

         On or prior to the Closing, Seller shall cause Thermogas Company, a Delaware corporation, to be converted into a Delaware limited liability company, and all references to the Company and its shares shall thereafter refer to the Company as a Delaware L.L.C. and to its member interests, respectively.

                                    ARTICLE V

                                   CONDITIONS


SECTION 5.1 Conditions to the Obligations of Purchaser.

         The obligations of Purchaser to purchase the Member Interest and to consummate the other transactions contemplated by this Agreement shall be subject to the fulfillment at or prior to the Closing Date (or the waiver in writing by Purchaser) of the following conditions:

                  (a) Any waiting period (and any extension thereof) applicable to the consummation of the transaction under the HSR Act shall have expired or been terminated;

                  (b) No United States or state governmental authority or other agency or commission or United States or state court of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any law, rule, regulation, executive order, decree, injunction or other order (whether temporary, preliminary or permanent) which is then in effect and has the effect of making the acquisition of the Member Interest by Purchaser illegal or otherwise preventing or prohibiting consummation of the transactions contemplated by this Agreement;

                  (c) Seller shall have performed and complied in all material respects with the covenants and agreements contained in this Agreement which are required to be performed and complied with by Seller on or prior to the Closing Date;

                  (d) The representations and warranties of Seller contained in this Agreement or in any certificate or document delivered to Purchaser pursuant hereto shall be true and correct on the date hereof and shall be deemed to have been made again on the Closing Date and speak as of the Closing and shall then also be true and correct in all material respects, subject to any changes and exceptions thereto which are contemplated in this Agreement or consented to in writing by Purchaser;

                  (e) The gross profit of the Company for the trailing 12 month period ended September 30, 1999, shall be not less than $120,230,000, the gallons of propane sold by the Company during such period shall be not less than 279,348,000, the Company's payroll costs/personnel expenses during such period shall be not greater than $51,172,000;

                  (f) Purchaser shall have received a certificate from an authorized officer of Seller, dated the Closing Date, to the effect that the conditions set forth in Sections 5.1(c), (d) and (e) have been satisfied by Seller;

                  (g) Seller shall have delivered, or caused to be delivered, to Purchaser at the Closing, those items described in Section 1.7(a); and

                  (h) Since September 30, 1999, no Material Adverse Effect shall have occurred and be continuing with respect to the Company resulting in a reduction in value of the Company in excess of $10,000,000. As used in this Section, "Material Adverse Effect" as applied to any person or entity means any material adverse change in, or effect on the business, assets, financial condition or results of operations of such person or entity, taken as a whole, provided that any such effect resulting from (i) any change in economic conditions generally or in the industries in which such person or entity operates, (ii) any resignation, retirement or termination of employees and effects thereof or (iii) any actions to be taken pursuant to this Agreement shall not be considered when determining whether a Material Adverse Effect has occurred.

SECTION 5.2 Conditions to the Obligations of Seller.

         The obligations of Seller to sell the Member Interest to Purchaser and to consummate the other transactions contemplated by this Agreement shall be subject to the fulfillment at or prior to the Closing Date (or the waiver in writing by Seller) of the following conditions:

                  (a) Any waiting period (and any extension thereof) applicable to the consummation of the transaction under the HSR Act shall have expired or been terminated;

                  (b) No United States or state governmental authority or other agency or commission or United States or state court of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any law, rule, regulation, executive order, decree, injunction or other order (whether temporary, preliminary or permanent) which is then in effect and has the effect of making the acquisition of the Member Interest by Purchaser illegal or otherwise preventing or prohibiting consummation of the transactions contemplated by this Agreement;

                  (c) Purchaser shall have performed and complied in all material respects with the covenants and agreements contained in this Agreement which are required to be performed and complied with by Purchaser on or prior to the Closing Date;

                  (d) The representations and warranties of Purchaser contained in this Agreement or in any certificate or document delivered to Seller pursuant hereto shall be true and correct on the date hereof and shall be deemed to have been made again on the Closing Date and speak as of the Closing and shall then also be true and correct in all material respects, subject to any changes and exceptions thereto which are contemplated in this Agreement or consented to in writing by Seller;

                  (e) Seller shall have received a certificate from an authorized officer of the General Partner with respect to Purchaser, dated the Closing Date, to the effect that the conditions set forth in Sections 5.2(c) and
(d) have been satisfied by Purchaser;

                  (f) Seller shall have  received the  dividends  referred to in
Section 1.7(a)(vi) and (viii);

                  (g) Seller shall have received from Ferrell Companies, Inc. a binding agreement satisfactory to Seller to the effect that Ferrell Companies, Inc. will, in person or by proxy, vote all Common Units beneficially owned by it, in favor of the proposals before the holders of Common Units, as described in Section 4.2(e), sufficient to assure approval of the proposals;

                  (h) Purchaser shall have delivered, or caused to be delivered, to Seller at the Closing, those items described in Section 1.7(b);

                  (i) Seller shall have received from Bank of America, N.A. a release of all obligations of Seller and its affiliates under the sale-leaseback transaction referred to in Section 1.7(a)(vi) and the loan transaction referred to in Section 1.7(a)(viii), including any guarantees from The Williams Companies, Inc.

                  (j) Since the date of this agreement, no Purchaser Material Adverse Effect shall have occurred resulting in a reduction in value of Purchaser's net assets in excess of $10,000,000.

                                   ARTICLE VI

                         EMPLOYEES AND EMPLOYEE BENEFITS
SECTION 6.1   Employees.

         Immediately following the Closing, Purchaser shall offer to employ (a) each person who is a full-time or part-time employee of the Company and (b) each person identified in Schedule 6.1 who is a full or part-time employee in the Safety and Human Resources Departments of The Williams Companies, Inc. that spends the majority of his or her time with matters pertaining to the Business on terms no less favorable in the aggregate (including with respect to position, duties, responsibilities, salary and location) than those provided on the date hereof to such employees. In connection with the foregoing offers of employment, Purchaser agrees that, for purposes of all employee benefit plans (including, but not limited to, all "employee benefit plans" within the meaning of Section 3(3) of ERISA, and all policies and employee fringe benefit programs, including vacation policies) of Purchaser in which the employees referred to in clauses
(a) and (b) above may participate following the Closing under which an employee's eligibility for benefit depends, in whole or in part, on length of service, credit will be given to such employees for service previously credited with the Company prior to the Closing (except that with respect to the ESOP Ferrell Companies, Inc., participation will begin immediately for those employees with one year of service and vesting will occur from the date of Closing). Promptly following the date of execution of this Agreement, Purchaser shall have the right to meet with employees of the Company at such reasonable times and places as shall be decided in consultation with Seller; provided, however that Seller shall have the right to be present at all such meetings. In communicating with employees of the Company, the parties thereto will adhere to the joint communications plan set forth in Exhibit C.

SECTION 6.2   Severance Obligations.

         All costs of severance described below shall be paid for by Purchaser, and Purchaser shall indemnify, defend and hold harmless Seller from and against, and shall promptly reimburse Seller for, all Seller Damages (as defined below) relating thereto: (a) with respect to the employees employed by the Company (i) not hired by Purchaser at Closing; provided, however, that Purchaser shall not be liable for severance to any employee of the Company that remains an employee of The Williams Companies, Inc. immediately after the Closing Date (except each Staff Employee, as defined in Schedule 6.3, to whom Purchaser shall pay severance, if such employee does not have a position with The Williams
Companies, Inc. or Purchaser at the time the Transition Services Agreement terminates with respect to such employee), (ii) not offered employment within a 30 mile radius of location of employment immediately prior to the Closing Date,
(iii) in which Purchaser's offer of employment is on terms less favorable in the aggregate (including with respect to position, duties, responsibilities, salary and location) than those provided on the date hereof to such employees, or (iv) hired by Purchaser at Closing and terminated without cause within one year (collectively, the employees in clauses (i) through (iv) are referred to herein as the "Employees"), which severance costs are described in Schedule 6.2 or (b) arising by operation of law. To the extent that Purchaser pays severance to an employee as contemplated by this section, and such employee is, within three months, rehired by The Williams Companies, Inc. or an affiliate thereof, Seller shall reimburse Purchaser for the severance costs previously paid to such employee.

SECTION 6.3   Retention Bonus Program.

         Seller has adopted the retention  bonus program  identified on Schedule
6.3. If the transactions contemplated by this Agreement are consummated, all costs associated with such retention bonus program shall be borne by Purchaser. If the transactions contemplated by this Agreement are not consummated, such costs shall be borne by Seller.

SECTION 6.4   Employee Benefit Plans.

         Except as otherwise provided in Sections 6.2 and 6.3, Purchaser shall have no other liabilities or obligations, contingent or otherwise, under any employee benefit plan (as defined in Section 3(3) of ERISA), any employment agreements (or consulting agreements with natural persons) or any employee compensation plan, including without limitation, any pension, retirement, profit sharing, stock option, stock purchase, bonus, health, life, disability or fringe benefit plan sponsored or maintained by Seller or any other entity in the same "control group" of organizations (as defined in Sections 414(b), (e), (m) or (o) of the Code) of which Seller is a member.

                                   ARTICLE VII

                  SURVIVAL OF REPRESENTATIONS; INDEMNIFICATIONS


SECTION 7.1   Survival of Representations.

         Except as otherwise provided below, all representations and warranties made in this Agreement shall survive the Closing hereunder until one year after the Closing Date. Notwithstanding the foregoing, the representations and warranties contained in Sections 2.8 and 2.12 shall survive until 60 days after the expiration of the applicable statute of limitations and the representations and warranties contained in Section 2.2 and 2.4 shall survive indefinitely. The applicable period of survival is sometimes referred to herein as the "Indemnity Period." Notwithstanding the foregoing, no representation or warranty shall survive any termination of this Agreement. The parties intend to shorten the statute of limitations and agree that no claims or causes of action may be brought against Seller, Purchaser or any of their (or in the case of Purchaser, any of its general partner's) directors, officers, employees, affiliates, controlling persons, agents or representatives based upon, directly or indirectly, any of the representations and warranties contained in this Agreement after the Indemnity Period or any termination of this Agreement. This
Section 7.1 shall not limit any covenant or agreement of the parties which contemplates performance after the Closing.

SECTION 7.2   Seller's Agreement to Indemnify.

                  (a) Subject to the terms and conditions set forth herein, from and after the Closing, Seller shall indemnify and hold harmless Purchaser and the directors, officers and employees of its general partner, affiliates, controlling persons, agents and representatives and their successors and assigns (collectively, "Purchaser Indemnitees") from and against all liability, demands, claims actions or causes of action, assessments, losses, damages, costs and expenses (including, without limitation, reasonable attorneys' fees and expenses) (collectively, "Purchaser Damages") asserted against or incurred by any Purchaser Indemnitee as a result of or arising out of (i) those matters set forth in Schedule 2.8 and any accident, explosion or other similar catastrophic event that occurs prior to Closing, (ii) a breach of any representation or warranty contained in Article II of this Agreement, (iii) a breach of any agreement or covenant of Seller set forth in this Agreement, or (iv) any liability for employment matters, including those arising from employee benefit plans, existing as of the Closing. Purchaser agrees that, except as provided in
Section 7.5, the indemnification provided in this Section 7.2 is the exclusive remedy for money damages for a breach by Seller of any representation or warranty contained in Article II, any covenant contained in Article IV and with respect to any of the transactions contemplated in this Agreement.

                  (b) Seller's obligations to indemnify Purchaser Indemnitees pursuant to clause (ii) of Section 7.2(a) hereof with respect to a breach of a representation or warranty contained in this Agreement are subject to the following limitations:

                  (i) Except with respect to a breach of the representations and warranties set forth in Sections 2.2, 2.4, 2.8, 2.12. 2.20 and any claim based on fraud, no indemnification shall be made by Seller with respect to any claim unless (A) the amount of such claim exceeds $10,000 and (B) the aggregate amount of Purchaser Damages under all claims exceeds $1,000,000 and, in such event, indemnification shall be made by Seller only to the extent the aggregate amount of Purchaser Damages exceed $1,000,000, it being understood that such amount shall be a "deductible" for Seller;

                  (ii)In no event shall Seller's aggregate obligation to indemnify Purchaser Indemnitees exceed 10% of the Purchase Price;

                  (iii) The amount of any Purchaser  Damages shall be reduced by
(A) any tax credit, relief, set-off, deduction, right to repayment or other tax benefit which shall become available to and realizable by a Purchaser Indemnitee with respect thereto, and (B) any amount received by a Purchaser Indemnitee with respect thereto under any insurance coverage or from any other party alleged to be responsible therefor. Purchaser Indemnitees shall use commercially reasonable efforts to collect any amounts available under such insurance coverage and from such other party alleged to have responsibility. If a Purchaser Indemnitee receives an amount under insurance coverage or from such other party with respect to Purchaser Damages at any time subsequent to any indemnification provided by Seller pursuant to this Section 7.2, then such Purchaser Indemnitee shall promptly reimburse Seller for any payment made or expense incurred by Seller in connection with providing such indemnification up to such amount received by such Purchaser Indemnitee, but net of any expenses incurred by such Purchaser Indemnitee in collecting such amount;

                  (iv)Seller shall be obligated to indemnify Purchaser Indemnitees only for those claims giving rise to Purchaser Damages as to which Purchaser Indemnitees have given Seller written notice prior to the end of the Indemnity Period in the event that the Indemnity Period applies to such Purchaser Damages. Any written notice delivered by a Purchaser Indemnitee to Seller with respect to Purchaser Damages shall set forth with as much specificity as is reasonably practicable the basis of the claim for Purchaser Damages and, to the extent reasonably practicable, a reasonable estimate of the amount thereof;

                  (v) In no event shall Seller be liable for special, indirect, incidental or consequential losses or damages of any kind whatsoever, even if Seller has been advised of the possibility of such losses or damages; and

                  (vi)In connection with Seller's obligation to indemnify Purchaser Indemnitees, Purchaser agrees to make available to Seller, at reasonable times and places, such employees of the Company and such records of the Company, in each case as of the time immediately prior to the Closing, to assist Seller in the preparation and investigation of such obligation.

SECTION 7.3   Purchaser's Agreement to Indemnify.

                   (a)Subject to the terms and conditions set forth herein, from and after the Closing, Purchaser shall indemnify and hold harmless Seller and its directors, officers, employees, affiliates, controlling persons, agents and representatives and their successors and assigns (collectively, "Seller Indemnitees") from and against all liability, demands, claims, actions or causes of action, assessments, losses, damages, costs and expenses (including, without limitation, reasonable attorneys' fees and expenses) (collectively, "Seller Damages") asserted against or incurred by any Seller Indemnitee as a result of or arising out of (i) liabilities, obligations or claims arising out of the conduct or operations of the Business (whether relating to periods prior to or after the Closing Date) to the extent such liabilities, obligations or claims are not assertable or properly asserted by Purchaser under Section 7.2 during the applicable Indemnity Period, (ii) a breach of any representation or warranty contained in Article III of this Agreement, (iii) any severance or retention costs referred to in Section 6.2 or 6.3, or (iv) a breach of any agreement or covenant of Purchaser in this Agreement. Seller agrees that the indemnification provided in this Section 7.3 is the exclusive remedy for money damages for a breach by Purchaser of any representation or warranty contained in Article III, any covenant contained in Article IV and with respect to any of the transactions contemplated in this Agreement.

                  (b) Purchaser's obligations to indemnify Seller Indemnitees pursuant to clause (ii) of Section 7.3(a) hereof with respect to a breach of a representation or warranty contained in this Agreement are subject to the following limitations:

                  (i) Except with respect to a breach of the representation and warranty set forth in Section 3.9, no indemnification shall be made by Purchaser with respect to any claim unless (A) the amount of such claim exceeds $10,000 and (B) the aggregate amount of Seller Damages under all claims exceeds $1,000,000 and, in such event, indemnification shall be made by Purchaser only to the extent the aggregate amount of Seller Damages exceed $1,000,000, it being understood that such amount shall be a "deductible" for Purchaser;

                  (ii)In no event shall Purchaser's aggregate obligation to indemnify Seller Indemnitees exceed 10% of the Purchase Price;

                  (iii) The amount of any Seller Damages shall be reduced by (A) any tax credit, relief, set-off, deduction, right to repayment or other tax benefit which shall become available to and realizable by Seller Indemnitee with respect thereto, and (B) any amount received by a Seller Indemnitee with respect thereto under any insurance coverage or from any other party alleged to be responsible therefor. Seller Indemnitees shall use commercially reasonable efforts to collect any amounts available under such insurance coverage and from such other party alleged to have responsibility. If a Seller Indemnitee receives an amount under insurance coverage or from such other party with respect to Seller Damages at any time subsequent to any indemnification provided by Purchaser pursuant to this Section 7.3, then such Seller Indemnitee shall promptly reimburse Purchaser for any payment made or
expense   incurred  by  Purchaser  in  connection   with   providing   such
indemnification up to such amount received by Seller Indemnitee, but net of any expenses incurred by such Seller Indemnitee in collecting such amount;

                  (iv)Purchaser shall be obligated to indemnify Seller Indemnitees only for those claims giving rise to Seller Damages as to which Seller Indemnitees have given Purchaser written notice prior to the end of the Indemnity Period in the event that the Indemnity Period applies to such Seller Damages. Any written notice delivered by a Seller Indemnitee to Purchaser with respect to Seller Damages shall set forth with as much specificity as is reasonably practicable the basis of the claim for Seller Damages and, to the extent reasonably practicable, a reasonable estimate of the amount thereof; and

                  (v) In no event shall Purchaser be liable for special, indirect, incidental or consequential losses or damages of any kind whatsoever, even if Purchaser has been advised of the possibility of such losses or damages.

SECTION 7.4   Third Party Indemnification.

         The obligations of any indemnifying party to indemnify any indemnified party under this Article VII with respect to Purchaser Damages or Seller Damages, as the case may be, resulting from the assertion of liability by third parties (a "Claim"), will be subject to the following terms and conditions:

                  (a) Any party against whom any Claim is asserted will give the party required to provide indemnity hereunder written notice of any such Claim promptly after learning of such Claim, and the indemnifying party may at its option undertake the defense thereof by representatives of its own choosing. Failure to give prompt notice of a Claim hereunder shall not affect the indemnifying party's obligations under this Section 7.4, except to the extent that the indemnifying party is materially prejudiced by such failure to give prompt notice. If the indemnifying party, within 30 days after notice of any such Claim, fails to assume the defense of such Claim, the indemnified party against whom such Claim has been made will (upon further notice to the indemnifying party) have the right to undertake the defense, compromise or settlement of such Claim on behalf of and for the account and risk, and at the expense, of the indemnifying party, subject to the right of the indemnifying party to assume the defense of such Claim at any time prior to settlement, compromise or final determination thereof.

                  (b) Anything in this Section 7.4 to the contrary notwithstanding, the indemnifying party shall not enter into any settlement or compromise of any action, suit or proceeding or consent to the entry of any judgment for other than monetary damages to be borne by the indemnifying party without the prior written consent of the indemnified party, which consent shall not be unreasonably withheld.

SECTION 7.5   Environmental Indemnity.

                  (a) Seller will conduct (in accordance with Section 7.6) and pay for Cleanup (including without limitation, fines, penalties and administrative expenses imposed in connection with the Cleanup) of all Hazardous Substances present prior to Closing on, at or under the real property listed on
Schedule 7.5 or portion thereof or personal property located thereon, to the extent required on Schedule 7.5 and will indemnify, defend and hold harmless Purchaser Indemnitees from all liabilities arising out of a violation of any Environmental Law and within Seller's knowledge (i) relating to the ownership, operation or condition of such property prior to Closing and (ii) relating to the ownership, operation or condition of other property now or previously owned or operated by the Company, whether or not listed on Schedule 7.5 or the failure of Seller to conduct such Cleanup. As used herein, "Cleanup" means investigation, treatment, removal, containment, monitoring or other remediation or response actions taken to (i) reduce to acceptable levels risks from concentrations of Hazardous Substances present or released on, at or under a property, or which are migrating from a property or (ii) to prevent or mitigate a release of Hazardous Substances at a property.

                  (b) With respect to claims to defend, indemnify and hold harmless Purchaser Indemnitees that are described by Section 7.5(a):

                  (i) Seller shall only be required to Cleanup Hazardous Substances and to defend, indemnify and hold harmless Purchaser Indemnitees to the extent that: (A) investigation, containment or remediation of the Hazardous Substances is required pursuant to an applicable Environmental Law that is in effect as of and is enforceable as of the Closing or required by any governmental authority; (B) the Remediation Standards (as defined below) that must be met in order to satisfy the requirements of the applicable Environmental Law (1) are no more stringent than the Remediation Standards that were in effect as of and were enforceable as of the Closing Date under the applicable Environmental Law that is the source of the obligation to conduct a remediation, or, where no such Remediation Standards had been promulgated and were enforceable as of the Closing Date, Remediation Standards that were applied, within one year prior to the Closing Date, on a case-by-case basis, to properties that are most similar to the property that is subject to a remediation and (2) are those Remediation Standards that would be the least stringent Remediation Standards, taking into account that the normal operating condition at the affected facility shall be maintained at all times that would be applicable given the use of the property as of the day before the Closing Date or as required by any governmental authority; and (C) such investigation, containment and/or remediation is conducted using the most cost effective methods, taking into account that the normal operating condition at the affected facility shall be maintained at all times. To the extent that Purchaser Damages incurred in connection with an investigation or remediation are in excess of Purchaser Damages that would be incurred for an investigation or remediation meeting the conditions set forth in this subsection, Seller shall have no obligation to indemnify any Purchaser Indemnitees for such excess Purchaser Damages.

                  (ii)If the costs of an investigation or remediation at any of the owned real property or leased real property of the Business that is subject to an indemnity by Seller hereunder are increased due to an act or omission (after the Closing) by a person other than Seller or an agent, representative or contractor of Seller, Seller shall not be responsible for any such increase in costs incurred. Seller shall not be responsible for any increased costs or increased Purchaser Damages under this subsection to the extent they arise by reason of (A) the voluntary closure of operations at any owned real property or leased real property of the Business or (B) a material change in use of any of said property from the use of said property as of the Closing.

                  (c) Notwithstanding anything to the contrary herein, with respect to claims arising pursuant to Section 7.5 on those locations set forth in Schedule 7.5, Seller shall not be obligated to indemnify Purchaser Indemnitees for the costs and expenses associated with Purchaser Indemnitees' overseeing of Seller's performance of its defense and indemnity obligations other than costs of enforcing this indemnity, including, but not limited to, the costs and expenses of overseeing of Seller's legal counsel, consultants, or employees, and Seller shall not be obligated to indemnify Purchaser Indemnitees for any costs or expenses of Purchaser Indemnitees for management and employee time costs.

                  (d) Claims brought pursuant to this Section 7.5 on those locations set forth in Schedule 7.5 shall be subject to the procedures for indemnification set forth in Section 7.4 if such claims are third party claims. Claims that involve or also involve the investigation and/or remediation of Hazardous Substances at the owned real property or leased real property of the Business shall also be subject to the procedures of Section 7.6.

                  (e) For purposes of this Agreement, (i) the term "Environmental Claims" means any actions, causes of action, claims, investigations, demands, information requests, or notices by any Person alleging or suggesting liability under or noncompliance with any Environmental Law; (ii) the term "Environmental Laws" means all applicable federal, state and local laws and regulations relating to protection of human health or the environment; (iii) the term "Hazardous Substances" means any waste or other substance that is listed, defined, designated or classified as, or otherwise determined to be, hazardous, radioactive or toxic, or a pollutant or contaminant under or pursuant to any Environmental Law, and specifically including petroleum and all derivatives thereof or synthetic substitutes therefor, and asbestos and asbestos containing materials; (iv) the term "Remediation Standard" means a numerical standard (whether resulting from an enacted statute, promulgated regulation, guidance or policy document issued by a regulatory agency, or developed on a case-by-case basis through a risk assessment or other methodology authorized pursuant to an applicable Environmental Law and acceptable to the governmental authority) that defines the concentrations of Hazardous Substances that may be permitted to remain in any environmental media after an investigation, remediation or containment of a release of Hazardous Substances.

SECTION 7.6 Procedures for Remedial Actions on Owned Real Property or Leased Real Property.

                  (a) Seller shall have the right to control the management of an investigation or remediation of Hazardous Substances at any owned real property or leased real property of the Business that is subject to indemnification pursuant to this Agreement. Seller must notify Purchaser, within thirty (30) days of receipt of notice of Purchaser's claim for indemnification for such matter, that (1) it intends to undertake said responsibility or (2) more information is needed from Purchaser before Seller can reasonably determine that Purchaser's claim is subject to indemnification pursuant to this Agreement. Purchaser shall promptly respond to such requests for information (to the extent such information is reasonably available to Purchaser) and, within thirty (30) days of receipt of such information, Seller shall notify Purchaser as to whether it shall undertake the investigation and remediation. Prior to a timely determination by Seller that it will undertake investigation and remediation pursuant to this Section, Purchaser shall take only those actions necessary to comply with applicable Environmental Laws, the requirements of governmental authorities or address conditions that pose an immediate and acute environmental or health risk.

                  (b) In undertaking an investigation and remediation pursuant to this Section, Seller shall retain a qualified independent environmental consultant, which consultant shall be subject to Purchaser's approval (such approval not to be unreasonably withheld). Seller shall undertake such investigation and remediation in a prompt and expeditious fashion in accordance with applicable Environmental Laws and shall not cause, through its own inaction, any undue delay in obtaining written notice from the appropriate regulatory body that no further investigation or remediation is necessary with respect to the matter that is the subject of the indemnification claim, or, if no regulatory body is involved in such matter, a good faith determination from its environmental consultant reasonably acceptable to Purchaser that no further investigation or remediation is required to bring the property that is the subject of the remedial action into conformance with applicable Environmental Law. Seller shall comply with all applicable laws, including all applicable Environmental Laws, with respect to its performance pursuant to this Section. Seller shall promptly provide copies to Purchaser of all notices, correspondence, draft reports, submissions, work plans, and final reports and shall give Purchaser a reasonable period of time (at Purchaser's own expense) to approve of any submissions Seller intends to deliver or submit to the appropriate regulatory body prior to said submission, which approval shall not be unreasonably withheld; provided, however, that so long as Purchaser has had a reasonable time to review and approve a submission, upon the advice of counsel that such submission is necessary, and upon reasonable notice to Purchaser, Seller may make such submission to the appropriate regulatory body without the prior approval of Purchaser. Purchaser may, at its own expense, hire its own consultants, attorneys or other professionals to monitor the investigation or remediation, including any field work undertaken by Seller, and Seller shall provide Purchaser with the results of all such field work. Notwithstanding the above, Purchaser shall not take any actions that shall unreasonably interfere with Seller's performance of the investigation, remediation and/or containment. Seller shall undertake any such work required herein in a manner designed to minimize any disruption, to the greatest extent possible, with the conduct of operations at the property. Purchaser shall allow Seller reasonable access to conduct any of the work contemplated herein and shall fully cooperate with Seller in the performance of the investigation, remediation or containment, including, but not limited to, providing Seller with reasonable access to employees and documents as necessary to conduct the cleanup.

                  (c) If Seller declines to undertake or unreasonably delays the performance of an investigation and remediation hereunder, Purchaser shall be entitled to control the investigation and remediation at Seller's sole expense. Purchaser shall promptly provide copies to Seller of all notices, correspondence, draft reports, submissions, work plans, and final reports and shall give Seller a reasonable opportunity (at Seller's own expense) to comment on any submissions Purchaser intends to deliver or submit to the appropriate regulatory body prior to said submission. Seller may, at its own expense, hire its own consultants, attorneys or other professionals to monitor the investigation and remediation, including any field work undertaken by Purchaser, and Purchaser shall provide Seller with the results of all such field work. Notwithstanding the above, Seller shall not take any actions that shall unreasonably interfere with Purchaser's performance of the investigation and remediation. Seller's decision to allow Purchaser to undertake investigation and remediation hereunder shall not limit or affect Seller's obligation to indemnify Purchaser for said investigation and remediation as otherwise provided in this Agreement.

SECTION 7.7   Exclusive Remedy for Environmental Matters.

         Notwithstanding anything to the contrary in this Agreement, Purchaser Indemnitees hereby agree that their sole and exclusive remedy against Seller, with respect to any and all matters arising under or related to Environmental Law or Hazardous Substances, in connection with Seller, the owned real property or the leased real property of the Business, shall be the indemnity set forth in
Section 7.5. Except with respect to the remedy referred to in the preceding sentence, Purchaser Indemnitees hereby waive, to the fullest extent permitted under applicable law, and forever release Seller, the owned real property or the leased real property of the Business, from any and all claims or Purchaser Damages arising under Environmental Laws or relating to Hazardous Substances or the environment.

                                  ARTICLE VIII

                                   TERMINATION

SECTION 8.1   Events of Termination

                    Notwithstanding any other provision hereof, this Agreement may be terminated as set forth below.

                  (a) Consent. By Purchaser and Seller upon their mutual written agreement.

                  (b) Orders. By either Purchaser or Seller in writing if there shall be any order, writ, injunction or decree of any court or governmental or regulatory agency binding on either Purchaser or Seller which prohibits or restrains any of such parties from consummating the transactions contemplated hereby, provided that all of such parties shall have used their reasonable best efforts to have any such order, writ, injunction or decree lifted and the same shall not have been lifted within 30 days after entry by any such court or governmental or regulatory agency.

                  (c) Outside Date. By either Purchaser or Seller in writing if the Closing has not occurred by January 31, 2000; provided, that no party whose breach hereof or failure to negotiate in good faith has been the cause of the failure shall have the right to terminate this Agreement under this Section 8.1(c).

SECTION 8.2   Effect of Termination.

                  (a) No Liability. If this Agreement is terminated as permitted under Section 8.1, no party hereto (or its officers or directors) will have any liability or further obligation to any other party to this Agreement, except for obligations pursuant to Section 4.1 hereof and any liability resulting from the breach hereof or as set forth in this Section 8.2.

                  (b) Termination Fees. In view of the expenses and foregone opportunities associated with the negotiation and execution of this Agreement,
(i) if (A) the conditions to the obligations of Purchaser to consummate the transactions contemplated by this Agreement, as set forth in Section 5.1, have been satisfied, but Purchaser nonetheless fails to so consummate the transactions contemplated by this Agreement for any reason other than a refusal of Seller to consummate, or (B) if the condition to Seller's obligation set forth in Section 5.2(g) is not satisfied by the earlier to occur of January 31, 2000 or Closing, Purchaser or Subsidiary OLP shall pay promptly (and in no event later than three days after this Agreement is terminated) to Seller a fee of $20,000,000 in cash and (ii) if the conditions to the obligations of Seller to consummate the transactions contemplated by this Agreement, as set forth in
Section 5.2, have been satisfied, but Seller nonetheless fails to so consummate the transactions contemplated by this Agreement for any reason other than a refusal of Purchaser to consummate, Seller shall pay promptly (and in no event later than three days after this Agreement is terminated) to Purchaser a fee of $20,000,000 in cash. To secure (and in lieu of) the payment contemplated by clause (i) hereof, Subsidiary OLP has delivered to Seller, as of the date hereof, a contingent pay agreement in the principal amount of $20,000,000, together with an agreement to allow Seller to assign such contingent pay agreement to Bank of America, N.A. Seller agrees that it may only demand payment under such contingent pay agreement (or assign such contingent pay agreement to Bank of America, N.A.) under the circumstances which would entitle Seller to the payment contemplated by clause (i). If Seller is not entitled to the payment pursuant to clause (i), Seller shall, at the Closing or promptly following termination of this Agreement, return the contingent pay agreement and the agreement to assign to Subsidiary OLP. If the payment pursuant to (i) or (ii) above is not paid within the time allowed, such payment shall bear simple interest at an annual rate of 7.5% accruing from the date of termination to the date of payment.

                                   ARTICLE IX

                                  MISCELLANEOUS
SECTION 9.1   Notices.

         Any notice, request, instruction, correspondence or other document to be given hereunder by either party to the other (herein collectively called "Notice") shall be in writing and delivered in person or by courier service requiring acknowledgment of receipt of delivery or mailed by certified mail, postage prepaid and return receipt requested, or by telecopier, as follows:

If to Seller, addressed to:

              Williams National Gas Liquids, Inc.
              One Williams Center, Suite 3000
              Tulsa, Oklahoma 74172
              Attention: Don Wellendorf
              Telecopy: (918) 573-3864

         with a copy to:

              The Williams Companies, Inc.
              One Williams Center, Suite 4100
              Tulsa, Oklahoma 74172
              Attention: Lonny Townsend
              Telecopy: (800) 479-6690

         with a copy to:

              Andrews & Kurth L.L.P.
              805 Third Avenue
              New York, NY  10022
              Attention: Michael Swidler
              Telecopy: (212) 850-2929

If to Purchaser or Subsidiary OLP, addressed to:

              Ferrellgas Partners, L.P.
              Ferrellgas, Inc.
              One Liberty Plaza
              Liberty, MO 64068
              Attention: James M. Hake
              Telecopy: (816) 792-7985
         with a copy to:

              Bryan Cave L.L.P.
              3500 One Kansas City Place
              1200 Main Street
              Kansas City, MO 64105
              Attention: Morris K. Withers
              Telecopy: (816) 374-3300

Notice given by personal delivery, courier service or mail shall be effective upon actual receipt. Notice given by telecopier shall be confirmed by appropriate answer back and shall be effective upon actual receipt if received during the recipient's normal business hours, or at the beginning of the recipient's next business day after receipt if not received during the recipient's normal business hours. All Notices by telecopier shall be confirmed promptly after transmission in writing by certified mail or personal delivery. Any party may change any address to which Notice is to be given to it by giving Notice as provided above of such change of address.

SECTION 9.2   Governing Law.

         The provisions of this Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York and the federal laws of the United States. Each party hereto hereby irrevocably and unconditionally (a) consents and submits to the exclusive jurisdiction of the courts of the State of New York and of the United States of America located in the State of New York (each a "New York Court") for any actions, suits or proceedings arising out of or relating to this Agreement or the transactions contemplated hereby, (b) agrees that any such action, suit or proceedings may be brought or maintained only in a New York Court and in no other forum, (c) agrees that service of any process, summons, notice or document by U.S. registered or certified mail to such party at the address specified in Section 9.1 shall be effective service of process in any such action, suit or proceeding in any New York Court, and (d) irrevocably and unconditionally waives any objection to the laying of venue of any action, suit or proceeding arising out of or related to this Agreement or the transactions contemplated hereby in any New York Court located in New York, New York, and further irrevocably and unconditionally waives and agrees not to plead a claim in any such court that any such action, suit or proceeding has been brought in an inconvenient forum.

SECTION  9.3  Entire Agreement; Amendments and Waivers.

         This Agreement constitutes the entire agreement between the parties hereto pertaining to the subject matter hereof and supersedes all prior agreements, understandings, negotiations and discussions, whether oral or written, of the parties, and there are no warranties, representations or other agreements between the parties in connection with the subject matter hereof except as set forth specifically herein or contemplated hereby. All schedules, exhibits, certificates and other instruments or documents referred to herein are hereby specifically made a part of this Agreement. Any reference in this Agreement to a Schedule or Exhibit shall be deemed to be a reference to a Schedule or Exhibit to this Agreement unless the context expressly indicates otherwise. Any item disclosed in a Schedule hereto in response to one Section of this Agreement shall be deemed disclosed in response to any other Section hereof. Seller shall have the right to revise any of the Schedules for any inaccuracies or subsequent events; provided, however, that this Section shall neither add to nor detract from Purchasers' rights pursuant to Articles VII and VIII hereof. No supplement, modification or waiver of this Agreement shall be binding unless executed in writing by the party to be bound thereby. The failure of a party to exercise any right or remedy shall not be deemed or constitute a waiver of such right or remedy in the future. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof (regardless of whether similar), nor shall any such waiver constitute a continuing waiver unless otherwise expressly provided.
SECTION 9.4   Binding Effect and Assignment.

         This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective permitted successors and assigns; but neither this Agreement nor any of the rights, benefits or obligations hereunder shall be assigned, by operation of law or otherwise, by any party hereto without the prior written consent of either Purchaser or Seller, as applicable, other than as set forth herein. Nothing in this Agreement, express or implied, is intended to confer upon any person or entity other than the parties hereto and their respective permitted successors and assigns, any rights, benefits or obligations hereunder.

SECTION 9.5   Severability.

         If any provision of the Agreement is rendered or declared illegal or unenforceable by reason of any existing or subsequently enacted legislation or by decree of a court of last resort, the parties hereto shall promptly meet and negotiate substitute provisions for those rendered or declared illegal or unenforceable, but all of the remaining provisions of this Agreement shall remain in full force and effect.

SECTION 9.6   Parties in Interest.

         This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

SECTION  9.7  Headings; Survival of Covenants.

         The headings of the sections herein are inserted for convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement. To the extent covenants hereunder are intended to be performed following the Closing, such covenants shall survive Closing.

SECTION  9.8  Execution.

         This Agreement may be executed in multiple counterparts each of which shall be deemed an original and all of which shall constitute one instrument.

         EXECUTED as of the date first set forth above.

                                              WILLIAMS NATURAL GAS LIQUIDS, INC.


                                               By: /s/ Don R. Wellendorf
                                              --------------------------
                                               Name: Don R. Wellendorf
                                               Title:Attorney In Fact


                                               FERRELLGAS PARTNERS, L.P.
                                               By:   Ferrellgas Inc., its
                                                     general partner



                                               By:/s/James M. Hake
                                              ---------------------------
                                               Name:  James M. Hake
                                               Title: Sr. V.P.Acquisitions


                                               FERRELLGAS, L.P.
                                               By:   Ferrellgas, Inc., its
                                                     general partner



                                               By:/s/ James M. Hake
                                              -----------------------------
                                               Name:  James M. Hake
                                               Title: Sr. V.P. Acquisitions

                                    EXHIBITS

A.   Form of Senior Unit
B.   Form of Transition Service Agreement
C.   Communication Plan

                                    EXHIBIT A



                                  Senior Units

                     Summary Term Sheet of Indicative Terms


Senior Unit Description

Issuer:                             Ferrellgas Partners, L.P.

Issue:                              Senior Convertible Units of the Issuer
                                    ("Senior Units")

Issue Size:                        $175 million (plus Senior Units paid in kind)

Face Value:                         $40.00 per Senior Unit

Voting Rights:                      The Senior Units generally have no voting
                                    rights  except,   without  the affirmative
                                    vote of the holders of a majority of the
                                   outstanding Senior Units, the Issuer may not:

                                   *     amend the  partnership  agreement in a
                                         manner  that  adversely  affects  the
                                         rights of holders of Senior Units; or

                                   *     authorize or issue any class of senior
                                         or parity equity securities (other than
                                         Senior Units paid in kind)

Distributions

Unit Distributions:                 $1.00 per Senior Unit per quarter ($4.00 per
                                    Senior Unit,  per annum),  payable
                                    on the same scheduled distribution dates as the Issuer's Common Units, commencing with the distribution date for the second fiscal quarter in 2000 of the Issuer, scheduled to occur on or about
                                    March 15, 2000.  Distributions will
                                    accumulate from the issue date. The first distribution will cover the period from the issue date to January 31, 2000.

Additional Distributions:           $0.50 per Senior Unit per quarter in the
                                    event of :

                                    *   default in making of distributions;

                                    *   default in payment of Call Price after
                                        the Issuer's exercise of its Call Right;
                                        or

                                    * failure to obtain unitholder approval of the conversion option within 120 days of the closing; and

                                    $0.25 per Senior Unit per quarter in the event of:

                                    *   default in timely effectiveness, or
                                        maintenance of effectiveness, of shelf
                                        registration statement;

                                    payable   in   the    currency    in   which
                                    distributions  are  payable  at the  time of
                                    such default,  in each case  accruing  until
                                    the  default   has  been  cured;   provided,
                                    however, that a default arising out of the failure to obtain unitholder approval of the conversion option may not be cured following the 180th day after the closing without the consent of the holders of a majority of the outstanding Senior Units.

Indicative Yield:                   10.0% (annualized)

Distribution Frequency:             Quarterly

Distribution and
Liquidation Preferences:            Senior  Units  are  senior  in
                                    distribution   preference  and   liquidation
                                    rights to the Common Units. Upon liquidation
                                    of the Issuer, Senior Units will be entitled
                                    to receive  the Face Value plus  accumulated
                                    and  undistributed   distributions  in  cash
                                    (even  if  liquidation   occurs  during  the
                                    pay-in-kind period).

In-Kind Distributions:              Cumulative  quarterly  distributions  on
                                    Senior Units are payable in kind until
                                    payable in cash as described in "Cash
                                    Distributions" below. The distribution payment payable in kind ("Cumulative
                                    In-Kind Distribution") is determined and payable by applying the Indicative
                                    Yield on a quarterly basis to the sum of the Face Value of the Senior Units
                                    (including the prior  quarter(s)  Cumulative
                                    In-Kind Distributions). The Issuer, at its option, may make distributions of fractional Senior Units in cash.

Cash Distributions:                 Senior Units will be entitled
                                    to receive cash distributions in accordance with "Unit Distributions" above, beginning to cumulate on the earlier of (a) February
                                    1, 2002 or (b) the  occurrence of a Material
                                    Event. Distributions accumulated to but not including such date will be payable in Senior Units.

Call Features

Call Provision:                     The  Senior  Units are  callable
                                    ("Call Right"),  in whole or in part, by the
                                    Issuer at any time, or from time to time, by
                                    giving 3 business days advance notice. There
                                    is no call  right  with  respect  to  Common
                                    Units  issued  upon   conversion  of  Senior
                                    Units.

Call Price:                         The Call  Price is equal to the Face
                                    Value of the  Senior  Units  called  plus an
                                    amount   in  cash   equal   to  a   prorated
                                    distribution   for  the   period   from  the
                                    distribution payment date immediately prior to the redemption date to the redemption date.

Effect of Call Right:               On the redemption  date, the Issuer will pay
                                    in cash to the holder(s) an amount
                                    equal to the Call Price.

Convertible Option Features

Convertible Option:                 If, and only if, the Issuer's  unitholders
                                    have approved the conversion of the
                                    Senior Units into Common Units, on or after February 1, 2002 (upon 90 days advance notice (which may be given prior to February 1, 2002)) or the occurrence of a Material Event (upon advance notice as described in the next sentence), the Senior Units may be converted into Common Units of the Issuer.
                                    In the event a Material Event has occurred, the holder(s) of the Senior Units may, at any time, convert their Senior
                                    Units into Common Units by giving the
                                    Issuer 30 days advance notice of their
                                    election to exercise  their  conversion
                                    option.  The  holder(s)  of the  Senior
                                    Units may  revoke  their  election  to
                                    exercise their conversion option at any time during the pendency of a Material
                                    Event by giving notice to the Company.
                                    If they revoke such election  after the
                                    Issuer has cured the Material Event and a Material Event subsequently occurs, they may convert their Senior Units into Common Units by giving the Issuer 10 days advance notice.

                                    Each Senior Unit will be convertible  into a
                                    number of Common  Units  derived by dividing
                                    (a)  125% of the Face  Value  of the  Senior
                                    Units by (b) the average daily closing price
                                    of Common Units for the preceding 20 trading
                                    days.   The  Common  Units   received   upon
                                    conversion   will  have,  as  a  substantive
                                    matter, like intrinsic economic and federal income tax characteristics, in all material respects, to the intrinsic economic and federal income tax characteristics of a Common Unit then outstanding in the hands of a subsequent owner.

Effect of Conversion:               Upon conversion, the Senior Units will cease
                                    to exist.

Expiration:                         Except as described above under  "Conversion
                                    Option,"  the   conversion   rights  of  the
                                    holder(s) will expire upon the giving to the
                                    Issuer of notice by the  holder(s)  of their
                                    election  to  exercise   their  Senior  Unit
                                    registration rights.

Registration Rights

Common Unit and Senior
Unit Registration Rights
Upon a Material Event:              Upon the occurrence of a Material Event,
                                    the Issuer agrees to file a universal
                                    shelf registration statement to register all Senior Units and all Common Units issuable upon conversion of the Senior
                                    Units,  and  to  cause  the  shelf
                                    registration statement to become effective no later than 90 days following the occurrence of a Material Event remain effective until (a) in the case of the Senior Units, until the sale of all such Senior Units and (b) in the case of the Common Units, the earlier to occur of
                                    (i) the  sale of all such  Common
                                    Units or (ii) all such Common Units becoming able to be sold without restriction under Rule 144 of the Securities Act of 1933; provided, however, that the shelf registration statement shall in any case remain effective so long as at least $10 million of Common Units
                                    (based on the  average  closing
                                    price on the New York Stock Exchange for the 5 previous trading days), as the case may be, have not been sold. The
                                    Issuer  will  support  the  marketing
                                    process of such Senior  Units or Common
                                    Units,  as the case may be,  under the
                                    shelf registration statement. The Issuer agrees to pay or reimburse all reasonable and related costs of such registration. Other terms of such registration will be set forth in the registration rights agreement referred to in the Purchase Agreement.

Common Unit
Registration Rights
in the Absence of a
Material Event:                     Unless the first  paragraph  under
                                   "Registration  Rights" is applicable or the
                                    Issuer is given prior notice from the
                                    holder(s) of their  election to exercise
                                    their  Senior  Unit  registration  rights,
                                    the  Issuer  agrees to file a shelf
                                    registration  statement to register all
                                    Common Units issuable upon the exercise
                                    of the Conversion  Option  and to cause the
                                    shelf  registration  statement  to
                                    become  effective  no later than the date of
                                    issuance of such Common  Units and
                                    remain  effective until the earlier to occur
                                    of (a) the sale of all such Common
                                    Units  or  (b) all
                                    such  Common  Units   becoming  able  to  be
                                    sold  without
                                    restriction  under Rule 144 of the
                                    Securities Act of 1933; provided, however, that the shelf registration statement shall in any case remain effective so long as at least $10 million of Common
                                    Units  (based on the  average  closing
                                    price on the New York Stock Exchange for the 5 previous trading days) have not been sold. The Issuer will support the marketing process of such Common Units under the shelf registration statement.
                                    The Issuer agrees to pay or reimburse
                                    all reasonable and related costs of such registration. Other terms of such registration will be set forth in the registration rights agreement referred to in the Purchase Agreement.

Senior Unit
Registration Rights
In the Absence of a
Material Event:                     In the event the Issuer fails to obtain
                                    unitholder  approval for the conversion
                                    option within 120 days of the closing and no Material Event has occurred, the
                                    Issuer agrees to file a shelf registration statement to register all Senior
                                    Units and, unless such approval has been obtained prior thereto, to cause the shelf registration statement to become effective no later than the 180th day after the closing.

                                    Unless    the    first    paragraph    under
                                    "Registration Rights" is applicable,  in the
                                    event that,  at any time on or after 90 days
                                    prior to  February  1, 2002,  the  holder(s)
                                    have  given  the  Issuer   notice  of  their
                                    election  to  exercise  their  Senior  Units
                                    registration  rights,  the Issuer  agrees to
                                    file  a  shelf  registration   statement  to
                                    register all the Senior Units and to cause the shelf registration statement to become effective no later than the 90th day after the giving of such notice.

                                    In  any   event,   the  shelf   registration
                                    statement  shall remain  effective until the
                                    sale of all such  Senior  Units.  The Issuer
                                    will support the  marketing  process of such
                                    Senior  Units  under the shelf  registration
                                    statement.  The  Issuer  agrees  to  pay  or
                                    reimburse all  reasonable  and related costs
                                    of such  registration.  Other  terms of such
                                    registration   will  be  set  forth  in  the
                                    registration rights agreement referred to in the Purchase Agreement.

Other Features

Lock Up Period:                     The  holder(s)  may not sell the
                                    Senior Units without prior written consent of Issuer before the earlier of (a) February
                                    1, 2002 or (b) the
                                    occurrence of a Material
                                    Event. There is no lock-up with respect to Common Units issued upon conversion of the Senior Units.

Material Event:                     A Material Event will be deemed to occur
                                    upon any of the following:

                                    *    if the closing  price for Common  Units
                                         (on the New  York  Stock  Exchange)  is
                                         below $10.00, as appropriately adjusted
                                         for unit  splits,  combinations,  etc.,
                                         for 5 consecutive trading days;

                                    *    a change of control of (a)  Ferrellgas,
                                         Inc.,   the  general   partner  of  the
                                         Issuer,  (b)  the  Issuer  or  (c)  the
                                         Operating   Limited   Partnership  (the
                                         "OLP") shall have occurred;

                                    *    the Issuer or the OLP becomes taxable
                                         as a corporation for federal income tax
                                         purposes;

                                    *    the  Issuer or the OLP is in default of
                                         any material  indebtedness that it does
                                         not  cure   within  the  grace   period
                                         allowed within each debt instrument;

                                    *    the  Issuer  issues  any of its  equity
                                         interests  (other than to the  Issuer's
                                         general  partner and its affiliates and
                                         the Issuer's  subsidiaries)  during the
                                         first 8 quarters following the closing,
                                         the   aggregate   proceeds   above  $50
                                         million  of which  are not used to call
                                         and redeem the Senior Units; or

                                    *    the Issuer fails to obtain unitholder
                                         approval of the conversion option
                                         within 180 days of the closing.

Representations and
Warranties; Covenants:              Standard  underwriting  representations,
                                    warranties  and  legal  opinions  as
                                    agreed. Standard covenants as agreed,
                                    including:

                                    *    the Issuer will not issue any equity
                                         that has a right to receive
                                         distributions  of available cash senior
                                         to or on a parity with to the Senior
                                         Units;

                                    *    the   Issuer   will  not   permit   any
                                         subsidiaries  to  issue  equity  to any
                                         person (other than the Issuer's general
                                         partner and its affiliates,  the Issuer
                                         and the Issuer's subsidiaries);

                                    *    the Issuer will not repurchase any
                                         junior equity; and

                                    *    Issuer  will not merge with or sell all
                                         or substantially  all its assets to any
                                         person  unless such person  assumes the
                                         Senior Units.

Allocations:                        *    During  the period  when  distributions
                                         on the  Senior  Units are paid in
                                         kind,  no Code Section  704(b)  income
                                         or Code Section  704(b)  deductions
                                         will  be   allocated  to  the  Senior
                                         Units.   During  the  period  when
                                         distributions  on the  Senior  Units
                                         are paid in cash,  the  Senior  Units
                                         will be allocated an amount of Code
                                         Section  704(b)  income equal to the
                                         amount of cash distributed on the
                                         Senior Units.

                                     *   Upon  a  sale  of  the  Senior   Units,
                                         Williams   will  have  the  right,   if
                                         necessary,   to  cause  the  Issuer  to
                                         allocate Code Section  704(b) income to
                                         the   Senior    Units    received    as
                                         distributions  in order to equalize the
                                         capital accounts of all Senior Units.

                                     *   For Code Section 704(c)  purposes,  the
                                         Issuer and  Williams  will agree to the
                                         value  of  each  of  the  assets,   the
                                         depreciation   lives  of  each  of  the
                                         assets and the  depreciation  method to
                                         be  used  with  respect  to each of the
                                         assets, in a manner consistent with the
                                         Issuer's past practices with respect to
                                         similar assets.

                                    EXHIBIT B

                          TRANSITION SERVICES AGREEMENT

                  THIS  TRANSITION  SERVICES  AGREEMENT  (this  "Agreement")  is between Williams Natural Gas Liquids, Inc., a Delaware corporation ("Williams" or "Seller"), and Ferrellgas, L.P., a Delaware limited partnership ("Purchaser"). This Agreement shall be effective as of the Closing Date as that term is defined in that certain Purchase Agreement ("Purchase Agreement"), dated November 7, 1999, among Seller, Ferrellgas Partners, L.P., and Purchaser.

                                    Recitals:

                  A. Ferrellgas Partners, L.P. has agreed to purchase from Seller the equity interest that is described in the Purchase Agreement.

                  B. Purchaser has requested that Williams perform, or have performed, certain services for a period following the Closing Date in order to facilitate the transition of the Business from Seller to Purchaser.

                  C. Capitalized terms not otherwise defined herein shall have the meanings given to them in the Purchase Agreement.

                  NOW, THEREFORE, the parties hereto agree as follows:


                                    ARTICLE 1
                              Provision of Services

                  Section 1.1 Performance. To facilitate the transition of the Business from Seller's ownership to Purchaser's ownership, Williams, or an affiliate of Williams, shall perform for the Purchaser for the term of this Agreement the services described in Schedule A (the "Services"). Except as otherwise provided in Schedule A, Williams shall not be required to provide any services to Purchaser that Williams has not previously provided and/or performed in connection with Williams' operation of the Company prior to the date hereof or that are not described in the Schedule hereto.

                  Section 1.2 Employees. The employees providing Services hereunder (the "Employees", whether or not employees of Williams or an affiliate of Williams) will be at-will employees of Williams subject to termination at any time. Williams will continue to pay the Employees' salaries and will permit them to participate in the pension and other benefit plans operated by Williams for which they are or become eligible. During the term of this Agreement, Williams will not take any action that would result in any of the Employees having an incentive to terminate their employment with Williams or relocate within Williams during the period of this Agreement; provided, however, an Employee may take another position within Williams provided such relocation does not interfere with Employee's provision of Services pursuant to this Agreement.

                  Section 1.3 Staffing/Equipment. If Williams is required to increase staffing or acquire equipment or to make any investments or capital expenditures in order to provide Services beyond the level of use provided by Williams to the Company prior to the Closing, Williams shall inform Purchaser of such increases in staffing level, acquisitions of equipment, investments or capital expenditures before any such costs or expenses are incurred. Upon mutual agreement as to any such increase in staffing, acquisition of equipment, investment or capital expenditure, Purchaser shall reimburse Williams for the actual costs and expenses incurred by Williams in connection therewith allocable to the Services. If Purchaser does not agree to reimburse Williams for the actual costs and expenses incurred, Williams' obligation to provide the Service shall be limited to the level of use of such Service provided by Williams prior to the Closing Date.

                  Section 1.4 Segregation of Data. If any costs and expenses are required to segregate data or systems of Purchaser from data or systems of Williams prior to termination of this Agreement, Williams shall inform Purchaser of such costs before such costs are incurred. Upon mutual agreement as to any such costs, Purchaser shall reimburse Williams for such costs. If Purchaser does not agree to reimburse Williams for the costs, Williams shall have no obligation to segregate the data or systems. Except as agreed in writing by Purchaser and Williams, Williams shall not be required to perform any Service requiring the use of, and shall not be required to install or use, any software or equipment modified or provided by Purchaser after the Closing Date other than software or equipment modified or provided on a basis which is consistent with past practices. Williams shall not be required to modify or change any of Williams' software to perform any Service other than software modifications or changes that are consistent with past practices.

                  Section 1.5 Information. As part of the Services, Williams shall grant Purchaser, or Purchaser's designated representatives, reasonable access during normal business hours to all information and records of Williams relating to the Company, and Williams shall, at Purchaser's request, make available and transfer to Purchaser electronic copies of such information and records to the extent Williams is legally permitted to make such transfers. Conversely, Purchaser shall make available on a timely basis all information and materials requested by Williams to enable it to provide the Services.

                  Section 1.6 Nature of Services. Except for the conversion and transfer services described in Schedule A, the Services shall be similar in nature and quality to the services that Williams has provided historically for the Business.

                  Section 1.7 Transportation Revenues. Any revenues generated from propane transportation assets transferred to Purchaser pursuant to Purchase Agreement shall be for the account of Purchaser.



                                    ARTICLE 2
                             Performance of Services

                  Section 2.1 Manner of Performance. Williams agrees that it shall cause Williams' personnel providing the Services to perform such Services with the same degree of care, skill, confidentiality and diligence with which the Williams personnel perform similar services for Williams. Williams shall provide the Services in accordance with the reasonable instructions provided by the authorized representatives of Purchaser, or its designee, and Williams shall be entitled to rely upon any written or oral instructions received from such authorized representatives or designees.

                  Section 2.2 Relationship of Parties. Williams and Purchaser shall act as independent contractors, and nothing herein shall at any time be construed to create the relationship of employer and employee, partnership, principal and agent, broker or finder, or joint venturers as between Williams and Purchaser. Except as expressly provided herein, no party shall have any right or authority, and no party shall attempt to enter into any contract, commitment, or agreement or incur any debt or liability of any nature, in the name of or on behalf of the other party.

                  Section 2.3 Laws and Regulations. Williams represents and agrees that it will perform the Services and Purchaser represents and agrees that it will use the Services provided hereunder only in accordance with all applicable federal, state and local laws and regulations.

                  Section 2.4       Service Limitation.

                  (a) Except as specifically provided herein, Williams shall not be obligated to hire any additional employees or retain or acquire any outside or additional assistance, equipment, computer programs or data to enable Williams to provide the Services. For the purpose of this
         Section 2.4, "additional" employees does not include replacements for those Employees who may leave during the transition period.

                  (b) Williams shall not be required to provide any Service to Purchaser if Williams is prohibited by law from providing such Service.

                  Section 2.5 No Warranty. WILLIAMS AND SELLER SHALL NOT BE LIABLE FOR ANY DAMAGES AS A RESULT OF WILLIAMS' OR SELLER'S, OR THEIR EMPLOYEES' PERFORMANCE OF, OR FAILURE TO PERFORM, ANY OF THE SERVICES REQUIRED HEREUNDER, INCLUDING THOSE THAT RESULT FROM WILLIAMS' OR SELLER'S OR THEIR EMPLOYEES' SOLE, JOINT AND/OR CONCURRENT NEGLIGENCE OR OTHER FAULT, BUT EXCLUDING THOSE RESULTING FROM WILLIAMS' OR SELLER'S OR THEIR AFFILIATES OR ANY OTHER INDEMNIFIED PARTY'S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT. WILLIAMS AND SELLER DO NOT MAKE ANY WARRANTY AS TO THE RESULTS OF THE SERVICES AND HEREBY DISCLAIM ALL WARRANTIES, EXPRESS OR IMPLIED, WITH RESPECT TO PERFORMANCE UNDER THIS AGREEMENT.

                  Section 2.6 Limitation of Liability. WILLIAMS AND SELLER SHALL NOT BE LIABLE TO PURCHASER FOR ANY INDIRECT, SPECIAL OR CONSEQUENTIAL DAMAGES RESULTING FROM THE PERFORMANCE OF SERVICES OR FROM THE BREACH OF THIS AGREEMENT, EVEN IF CAUSED BY THE SOLE, JOINT AND/OR CONCURRENT NEGLIGENCE, STRICT LIABILITY OR OTHER FAULT OF WILLIAMS OR SELLER OR THEIR OFFICERS, DIRECTORS, OR EMPLOYEES, EXCEPT TO THE EXTENT ARISING OUT OF, IN CONNECTION WITH, OR RESULTING FROM WILLIAMS' OR SELLER'S OR THEIR AFFILIATES OR ANY OTHER INDEMNIFIED PARTY'S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT.

                  Section 2.7 Indemnification. PURCHASER AGREES TO DEFEND, INDEMNIFY AND HOLD WILLIAMS AND SELLER AND THEIR RESPECTIVE DIRECTORS, OFFICERS, EMPLOYEES AND REPRESENTATIVES HARMLESS FROM AND AGAINST ANY AND ALL LIABILITIES, CLAIMS, LOSSES, DAMAGES, COSTS, EXPENSES, CAUSES OF ACTION, OR JUDGMENTS OF ANY KIND OR CHARACTER (INCLUDING THOSE ARISING FROM, RELATED TO OR CAUSED, DIRECTLY OR INDIRECTLY, BY THE SOLE, JOINT AND/OR CONCURRENT NEGLIGENCE, STRICT LIABILITY, OR OTHER FAULT OF WILLIAMS OR SELLER OR ANY SUCH OTHER INDEMNIFIED PARTY, INCLUDING ANY INTEREST, PENALTY, REASONABLE ATTORNEYS' FEES, AND OTHER COSTS AND EXPENSES INCURRED IN CONNECTION THEREWITH OR IN THE DEFENSE THEREOF), ATTRIBUTABLE TO OR ARISING OUT OF ANY CLAIMS BY OR LIABILITIES OR OBLIGATIONS TO, ANY THIRD PARTY ARISING OUT OF, IN CONNECTION WITH OR RESULTING FROM ANY OF THE SERVICES PROVIDED BY WILLIAMS OR SELLER OR ANY OTHER INDEMNIFIED PARTY UNDER THIS AGREEMENT, EXCEPT TO THE EXTENT ARISING OUT OF, IN CONNECTION WITH OR RESULTING FROM WILLIAMS' OR SELLER'S OR THEIR AFFILIATES OR ANY OTHER INDEMNIFIED PARTY'S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT.


                                    ARTICLE 3
                            Compensation for Services

                  Section 3.1 Fees for Services. During the first six (6) months, Purchaser shall pay Williams the actual cost of providing such Services including, but not limited to, salaries prorated for the period of time Employees provide Services, actual benefits, rent, utilities, supplies, telephone, postage, travel and related expenses, and any other costs directly incurred to provide Services, including without limitation third party expenses from accountants and law firms, actuaries and other outside advisors, investigative fees, trustee fees, investment management fees, medical examinations, mailing costs and other out-of-pocket expenses. ("Service Cost"). If Purchaser elects to exercise the option under Section 6.4 to extend the Services designated as "Information Technology Services" on Schedule A, the fees for such services during the extension period shall be the Service Cost plus 10%.

                  Section 3.2 Reimbursements. Purchaser shall reimburse Williams for the reasonable actual, direct, out-of-pocket costs and expenses, other than those costs and expenses described in Section 3.1, incurred by Williams and consistent with past practices as a result of the Employees performing the Services, including, without limitation, with respect to Services relating to insurance or benefit related matters, for claims paid by Williams on behalf of Purchaser to the extent Williams is not reimbursed for such claims by a third party and third party expenses from accountants and law firms, actuaries, and other outside advisors, investigative fees, trustee fees, investment management fees, medical examinations, mailing costs and other out-of-pocket expenses. In every case, all of the Services shall be provided in accordance with the terms, limitations and conditions set forth herein and on Schedule A.

                  Section 3.3 Invoices. Statements will be rendered each month by Williams to Purchaser for Services delivered during the preceding month, and each such statement shall set forth in reasonable detail a description of such Services and the amounts charged therefor and shall be payable net thirty days after the date thereof. Statements not paid within such 30-day period shall be subject to late charges for each month or portion thereof the statement is overdue, calculated at the then current prime rate as published on the first day of each applicable month under the "Money Rates" section in The Wall Street Journal. For those Services described as "Transportation Services" on Schedule A hereof, Williams shall render a separate statement to Purchaser's Houston office, the payment of which shall be in accordance with this Section 3.3.

                  Section 3.4 Disputes. In the event of a good-faith dispute as to the amount and/or propriety of any invoices or any portions thereof submitted by Williams to Purchaser, Purchaser will pay all undisputed charges on such invoice and notify Williams in writing within fifteen (15) days of receipt of such invoice of such disputed amounts and the reasons each such charge is disputed by Purchaser. Williams will provide Purchaser with sufficient records relating to the disputed charge so as to enable the parties to resolve the dispute.

                  Section 3.5 Supporting Documentation. Williams will provide supporting documentation with each invoice submitted to Purchaser for any amount to be paid by Purchaser pursuant to Section 3.1 and for reimbursement of any costs and expenses exceeding $500 as described in Section 3.2. For Employees provided to Purchaser on a "full-time" basis, supporting documentation will consist of the name and title of the Employee performing Services along with number of overtime hours billed for any such Employee, if applicable. For Employees provided to Purchaser on an "as needed" basis, such documentation will consist of a description of the Service performed, the Employee's name and the number of hours billed for any such Employee. For third party expenses, such documentation will consist of a description of the costs and expenses incurred exceeding $500 evidenced by a third party invoice, if applicable.


                                    ARTICLE 4
                               Records and Audits

                  Records Maintenance and Audits. Purchaser or its representatives shall have access at all reasonable times to Seller's records from the Closing Date until one hundred and twenty (120) days after the termination of this Agreement for the purpose of auditing and verifying the accuracy of the invoices submitted by Williams regarding such amounts due Williams. Purchaser shall have the right to audit or dispute Williams' books and records related to the Services provided hereunder for a period of one hundred and twenty (120) days after the termination of this Agreement. Any invoice not disputed within such time period shall be considered final and no longer subject to adjustment.



                                    ARTICLE 5
                                 Confidentiality

                   Except as may be specifically agreed otherwise in writing in connection with any particular request for or provision of Service, each party will treat in confidence and protect against unauthorized disclosure to third parties of information received by it from the other in connection with the Services using the same degree of care it uses to maintain confidentiality and protect against unauthorized disclosure of its own information of like character and sensitivity; provided, however, that neither party will have any obligation to the other hereunder with respect to any information that (a) is generally available to the public as of the date of this Agreement or thereafter becomes generally available to the public without its fault, (b) is already known to it,
(c) is independently received from a third party having a right to disclose the information, or (d) is independently developed by it. Nothing stated herein shall modify in any way any confidentiality or nondisclosure obligations of any party under any other agreement between the parties nor shall any right or license with respect to any intellectual property of either party be implied from any disclosure of information hereunder or use thereof in connection with the provision or receipt of any Services.

                                    ARTICLE 6
                                Term of Agreement

                  Section 6.1 Initial Term. The term of this Agreement shall commence on the date hereof and shall continue thereafter as long as any Service covered hereby shall continue in accordance with the provisions of this Article 6 (the "Term"). The parties agree that except as provided herein, all Services covered by this Agreement shall terminate one hundred eighty (180) days from the Closing Date.

                  Section 6.2 Purchaser Obligation. Purchaser will arrange for alternative sources of supply for the Services satisfactory to Purchaser as soon as reasonably practicable after the Closing Date. In the event Purchaser obtains a satisfactory source of supply of a Service prior to the time limit above specified, then Purchaser shall terminate this Agreement with respect to each such Service. By written notice to Williams prior to the first day of each month, Purchaser may reduce the number of Services, or portion thereof, specified in Schedule A effective thirty (30) days thereafter. Upon the termination by Purchaser of any particular Service in accordance with this Agreement, Williams shall have no further obligation to provide such Service after the termination date therefor.

                  Section 6.3       Early   Termination. Anything herein or
elsewhere   to   the   contrary notwithstanding,  this  Agreement may be
terminated at any time upon the happening of any of the following events or conditions:

                  (a) Upon the written agreement of the parties to terminate this Agreement;

                  (b) By Williams, upon Purchaser's failure to pay any amount under this Agreement (not disputed in good faith by Purchaser) when due and, after having been given written notice specifying such failure, Purchaser does not correct such failure to pay within five (5) days of receipt of said notice; provided, however, that Williams will not be required to provide such notice more than twice during the Term with respect to failure to pay, the third such non-payment constituting a default without requirement of notice; or

                  (c) By Purchaser, upon Williams' breach of a material obligation under this Agreement and, after having been given written notice specifying such breach, Williams does not correct such breach within five (5) days of receipt of said notice. Such termination will be effective ten (10) days from Williams' receipt of said notice of breach.

In the event of termination of this Agreement pursuant to this Section 6.3 , this Agreement forthwith will become void and neither party will have any liability or obligation hereunder, except that any such termination will not affect (i) the provisions of Article 5, which will survive any such termination, and (ii) the rights and remedies available to a party as a result of any breach of any provisions of this Agreement.

                  Section 6.4 Continuation of Certain Services. At the end of the initial 180-day Term, Purchaser shall have the option to continue the utilization of those Services designated as "Information Technology Services" in Schedule A for an additional 180 days. The provision of Information Technology Services by Williams will be subject to the terms and conditions of this Agreement; provided, however, the compensation due to Williams pursuant to
Section 3.1 shall be increased by ten percent (10%). At the end of the initial 180-day Term, Purchaser shall also have the option to continue utilization of those Services designated as Executive Management and Commercial Development and Planning through September 30, 2000.


                                    ARTICLE 7
                                      Taxes

                  Purchaser shall promptly reimburse Williams for any taxes, excises, or other similar charges (excepting any taxes, excises, or charges based on income and/or Employee salary and related benefits) that Williams may be required to pay on account of the performance of Services, or with respect to payments made by Purchaser for such Services, pursuant to this Agreement.

                                    ARTICLE 8
                                  Force Majeure

                  Section 8.1 Definition. Neither party shall be liable to the other party for its failure or delay in performing its obligations hereunder (other than its obligation to pay money) due to any contingency beyond such party's control including, without limitation, acts of God, fires, floods, wars, acts of war, sabotage, terrorism, accidents, labor disputes (whether or not such disputes are within the power of the party to settle), shortages, governmental laws, ordinances, rules or regulations (whether valid or invalid and which include but are not limited to import or export prohibitions or priorities, requisitions, allocations and price adjustment restrictions), inability to obtain power, materials, equipment or transportation and any other similar contingency.

                  Section 8.2 Provision of Services. In the event of a Force Majeure situation, which makes unavailable part, but not all, of any Service, Williams will provide to Purchaser that quantity and level of Service as is reasonable under the circumstances.

                  Section 8.3 Notice. The party affected by Force Majeure will give notice to the other party as promptly as practicable of the nature and probable duration of the Force Majeure situation as well as of the termination of such Force Majeure situation. The party affected by Force Majeure will use commercially reasonable efforts to remove the Force Majeure event.


                                    ARTICLE 9
                                Other Provisions

                  Section 9.1 Assignment. No party shall assign, in whole or in part, any of the rights, obligations or benefits arising under this Agreement without the prior written consent of the other party, except that Williams may assign its rights, obligations and benefits hereunder to an affiliate or subsidiary upon written notice to Purchaser; provided, however, any assignment by Williams to an affiliate shall not release Williams of any of its obligations under this Agreement. Any attempt to assign or otherwise transfer this Agreement or any rights or obligations hereunder will be void.

                  Section 9.2 Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. Any legal action, suit or proceeding in law or equity arising out of or relating to this Agreement may be instituted in any state or federal court in New York City, New York, and each party agrees not to assert, by way of motion, as a defense, or otherwise, in any such action, suit or proceeding, any claim that is not subject personally to the jurisdiction of such court, that its property is exempt or immune from attachment or execution, that the action, suit or proceeding is brought in an inconvenient forum, that the venue of the action, suit or proceeding is improper or that this Agreement or the subject matter hereof may not be enforced in or by such court. Each party further irrevocably submits to the jurisdiction of any such court in any such action, suit or proceeding. Any and all service of process and any other notice in any such action, suit or proceeding shall be effective against any party if given by registered or certified mail, return receipt requested or by any other means of mail which requires a signed receipt, postage prepaid, mailed to such party at the address listed in Section 9.3 below. Nothing herein contained shall be deemed to affect the right of any party to serve process in any manner permitted by law or to commence legal proceedings or otherwise proceed against any other party in any jurisdiction other than New York.

                  Section 9.3 Notices. Any notice, request, consent, payment, demand or other communication required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been duly given on the date of service if served personally on the party or parties to whom notice is given, on the date of confirmation of receipt if sent by facsimile or on the third day after mailing if mailed to the party to whom the notice is to be given by certified mail, return receipt requested, postage prepaid and properly addressed as follows:

If to Seller, addressed to:

                  Williams National Gas Liquids, Inc.
                  One Williams Center, Suite 3000
                  Tulsa, Oklahoma 74172
                  Attention: Don Wellendorf
                  Telecopy: (918) 573-3864

         with a copy to:

                  The Williams Companies, Inc.
                  One Williams Center, Suite 4100
                  Tulsa, Oklahoma 74172
                  Attention: Lonny Townsend
                  Telecopy: (800) 479-6690

         with a copy to:

                  Andrews & Kurth L.L.P.
                  805 Third Avenue
                  New York, NY  10022
                  Attention: Michael Swidler
                  Telecopy: (212) 850-2929

If to Purchaser, addressed to:

                  Ferrellgas, L.P.
                  c/o Ferrellgas, Inc.
                  One Liberty Plaza
                  Liberty, MO 64068
                  Attention: James M. Hake
                  Telecopy: (816) 792-7985

         with a copy to:

                  Bryan Cave L.L.P.
                  3500 One Kansas City Place
                  1200 Main Street
                  Kansas City, MO 64105
                  Attention: Morris K. Withers
                  Telecopy: (816) 374-3300

Either party may change its address by giving the other party hereto written notice of the new address in the manner set forth above.

                  Section 9.4 Severability. In the event any portion of this Agreement shall be found by a court of competent jurisdiction to be illegal, unenforceable, or invalid, that portion of this Agreement will be null and void and the remainder of this Agreement will be binding on the parties as if the illegal, unenforceable or invalid provisions had never been contained herein.

                  Section 9.5 Waiver. No waiver by either party of any term or any breach of this Agreement shall be construed as a waiver of any other term or breach hereof, or of the same or a similar term or breach on any other occasion.

                  Section 9.6 Amendment. No modification or amendment of this Agreement shall be binding upon either party unless in writing and signed by the parties hereto.

                  Section 9.7 Conflicts. In the event of any conflict between the terms of this Agreement and the Purchase Agreement, the terms of this Agreement shall control.

                  Section 9.8 Entire Agreement. This Agreement and the Purchase Agreement constitute the entire agreement between the parties pertaining to the subject matter hereof, and supersede all prior agreements, understandings, negotiations and discussions, whether oral or written, of the parties hereto regarding the subject matter hereof.

                  Section 9.9 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.



                                       WILLIAMS NATURAL GAS LIQUIDS, INC.

                                       By:
                                       Name:
                                       Title:


                                       FERRELLGAS, L.P.
                                       By:  Ferrellgas,Inc., its general partner

                                       By:
                                       Name:
                                       Title:

                                   Schedule A

EXECUTIVE MANAGEMENT

Services include management oversight of all operation and administration activities, field communications, and management reports.

COMMERCIAL DEVELOPMENT AND PLANNING

Services include acquisitions and divestitures, performance analysis, and benchmarking. Services also include management oversight of the North Carolina and Florida operations.

OPERATIONS SUPPORT

Services include management of truck centers and tank refurbishing center; plant construction; truck, tank and equipment purchasing; real estate transfers; and assistance in field operations, including handheld computers and Year 2000 readiness.

OPERATIONS ADMINISTRATION

Services  include  management  oversight  of all field  GEMS  support  services,
management  oversight  of  the  NRG  wholesale  appliance  business,   web  site
maintenance and communication, scorecarding, and field communications.

MARKETING

Services include field support on all marketing matters, including advertising, customer communications, administration of marketing programs; and solicitation and maintenance of national accounts.

SAFETY

Services include communication and maintenance of all company safety standards, safety training, plant inspections, maintenance of all field safety reports and Department of Transportation reporting, and field communication on safety matters.

HUMAN RESOURCES

Services include handling all field and corporate employee matters; field training, including leadership training and the manager trainee program; tracking and maintenance of all employee records; employee performance appraisals; and field communication on employee matters.

 ACCOUNTING

Services include all monthly accounting reports, tracking and maintenance of all daily accounting entries, reconciliations, field audits, and field communication on accounting matters.

INFORMATION TECHNOLOGY

Hardware Management

Services include set up and configuration of personal computers, installation of software, troubleshooting and other hardware support.

Application Support

Services include development and testing of software enhancements, development and testing of systems interfaces, maintenance of database operating systems, implementation of new software and software enhancements.

Technical Response

Services include research and resolution of all field and headquarters technical problems.

LEGAL

Services include management of all ongoing litigation including hiring and management of outside counsel, contract drafting and review, research and counsel with operations management on all legal matters.

CORPORATE SUPPORT

Services include accounts payable, sales tax reporting, property accounting, maintenance and use of financial application systems, payroll services, credit services, cash management, risk management, and environmental services as currently provided.

TRANSPORTATION SERVICES

Services include the dispatch and transportation of propane from wholesale sale terminals to those retail locations transferred to Purchaser in connection with this transaction.

CONVERSION AND TRANSFER SERVICES

At the request of Purchaser, and with full reimbursement for all costs, services needed to assist in the conversion of information systems and to transfer records and data, as mutually agreed to by William and Purchaser, will be provided.